Exhibit 4.261

TRUST INDENTURE

dated as of March 9, 2012

TCL FUNDING LIMITED PARTNERSHIP

as Funding LP

- and -

DTGC CAR RENTAL LIMITED PARTNERSHIP

as Rental LP

- and -

BNY TRUST COMPANY OF CANADA

as Indenture Trustee

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	1
1.1	Definitions	1
1.2	Compliance Certificates and Opinions	20
1.3	Form of Documents Delivered to Indenture Trustee	21
1.4	Acts of Noteholders	22
1.5	Notices, etc., to Indenture Trustee and Partnerships	23
1.6	Notices to Noteholders; Waiver	23
1.7	Effect of Headings and Table of Contents	24
1.8	Successors and Assigns	24
1.9	Separability	24
1.10	Benefits of Indenture	24
1.11	Governing Law	24
1.12	Counterparts	24

ARTICLE 2
NOTE FORMS	25
2.1	Forms Generally	25
2.2	Forms of Notes	25
2.3	Form of Indenture Trustee’s Certificate of Authentication	25
2.4	Notes Issuable in the Form of a Global Note	26
2.5	Temporary Global Notes and Permanent Global Notes	28
2.6	Beneficial Ownership of Global Notes	28
2.7	Notices to Depository	29

ARTICLE 3
THE NOTES	29
3.1	General Title; General Limitations; Issuable in Series; Terms of a Series or Class	29
3.2	Denominations	31
3.3	Execution, Authentication, Delivery and Dating	32
3.4	Temporary Notes	32
3.5	Registration, Transfer and Exchange	33
3.6	Mutilated, Destroyed, Lost and Stolen Notes	34
3.7	Payment of Interest; Interest Rights Preserved	35
3.8	Persons Deemed Owners	35
3.9	Cancellation	35
3.10	New Issuances of Notes	35
3.11	Money for Note Payments to be Held in Trust	37
3.12	Interest Act (Canada)	39

ARTICLE 4
GUARANTEE	39
4.1	Guarantee of Funding LP Obligations	39
4.2	Payment by Rental LP	39
4.3	Waivers by Rental LP	40
4.4	Liability of Rental LP Absolute	40
4.5	Rental LP’s Rights of Subrogation	41

ARTICLE 5
SECURITY AND COLLATERAL	41
5.1	Funding LP Security	41
5.2	Rental LP Security	42
5.3	Additional Security Provisions	43

ARTICLE 6
PARTNERSHIP ACCOUNTS AND INVESTMENTS	49
6.1	Accounts	49
6.2	Deposits to Account	50
6.3	Investment of Funds in the Master Accounts and the VAT Account	51

ARTICLE 7
ALLOCATIONS, DEPOSITS AND PAYMENTS	51
7.1	Withdrawals from Master Vehicle Account	51
7.2	Allocation of Rental Revenues	52
7.3	Allocation of Proceeds of Disposition	52
7.4	Final Payment	52
7.5	Payments within a Series or Class	52

ARTICLE 8
SATISFACTION AND DISCHARGE	53
8.1	Satisfaction and Discharge of Indenture	53

ARTICLE 9
REPRESENTATIONS, WARRANTIES	53
9.1	Representations and Warranties of Funding LP	53
9.2	Representations and Warranties of Rental LP	57

ARTICLE 10
COVENANTS	61
10.1	Affirmative Covenants of Funding LP	61
10.2	Affirmative Covenants of Rental LP	62
10.3	Negative Covenants of Funding LP	63
10.4	Negative Covenants of Rental LP	64
10.5	Separateness Covenants	65

ARTICLE 11
EVENTS OF DEFAULT AND REMEDIES	66
11.1	Events of Default	66
11.2	Acceleration of Maturity; Rescission and Annulment	67
11.3	Enforcement by the Indenture Trustee	68
11.4	Possession by the Indenture Trustee	68
11.5	Appointment of Receiver	68
11.6	Sale by Indenture Trustee	70
11.7	Purchase by Secured Parties	70
11.8	Partnerships to Execute Confirmatory Deed	70
11.9	Other Judicial Remedies	70
11.10	Indenture Trustee directed by Enforcement Instructions	71

11.11	No Independent Enforcement by Secured Parties	71
11.12	Application of Proceeds of Realization	72
11.13	Persons Dealing with the Indenture Trustee	72
11.14	Surrender by the Partnerships	72
11.15	Remedies Cumulative	72
11.16	Delay or Omission Not Waiver	73
11.17	Disclaimer of Marshalling	73
11.18	Indenture Trustee Not Required to Possess Evidence of Secured Obligations	73
11.19	Indenture Trustee May Institute All Proceedings	73
11.20	Costs of Realization	74
11.21	Indenture Trustee Appointed Attorney	74

ARTICLE 12
THE INDENTURE TRUSTEE	74
12.1	Certain Duties and Responsibilities	74
12.2	Notice of Defaults	76
12.3	Certain Rights of Indenture Trustee	76
12.4	Not Responsible for Recitals or Issuance of Notes	77
12.5	May Hold Notes	77
12.6	Money Held in Trust	77
12.7	Compensation and Reimbursement, Limit on Compensation, Reimbursement and Indemnity	78
12.8	Disqualification; Conflicting Interests	78
12.9	Corporate Indenture Trustee Required; Eligibility	78
12.10	Resignation and Removal; Appointment of Successor	79
12.11	Acceptance of Appointment by Successor	80
12.12	Merger, Conversion, Consolidation or Succession to Business	81
12.13	Tax Returns	81
12.14	Representations and Covenants of the Indenture Trustee	81
12.15	Indenture Trustee’s Application for Instructions from Funding LP	82

ARTICLE 13
SERVICER	82
13.1	Appointment of Servicer	82
13.2	General Duties and Covenants of Servicer	82
13.3	Insurance Obligations of the Servicer	84
13.4	Appointment of Servicer as Attorney-in-Fact	85
13.5	Representations of Servicer	85
13.6	Servicer Termination Event	87
13.7	Rights and Remedies upon Servicer Termination Event	88
13.8	Designation of a Replacement Servicer	88
13.9	Replacement Servicer Fee	89
13.10	Power of Attorney	89

ARTICLE 14
NOTEHOLDERS’ MEETINGS, LISTS, REPORTS BY INDENTURE TRUSTEE, AND FUNDING LP	89
14.1	Funding LP To Furnish Indenture Trustee Names and Addresses of Noteholders	89
14.2	Preservation of Information; Communications to Noteholders	90
14.3	Meetings of Noteholders	90
14.4	Reports by Partnership to the Securities Regulatory Authorities	91
14.5	Reports by Indenture Trustee	91

ARTICLE 15
INDENTURE SUPPLEMENTS	92
15.1	Supplemental Indentures Without Consent of Noteholders	92
15.2	Supplemental Indentures with Consent of Noteholders	93
15.3	Execution of Indenture Supplements	94
15.4	Effect of Indenture Supplements	94
15.5	Reference in Notes to Indenture Supplements	94

ARTICLE 16
MISCELLANEOUS	95
16.1	No Petition	95
16.2	Waiver of Trial	95

SCHEDULE A LITIGATION
SCHEDULE B INSURANCE1
SCHEDULE C LIST OF FRANCHISE LICENCE AGREEMENTS

THIS TRUST INDENTURE between TCL FUNDING LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario (“Funding LP” and the initial “Servicer”), DTGC CAR RENTAL LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario (“Rental LP”), as guarantor, and BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, in its capacity as Indenture Trustee (in such capacity, together with its successors and permitted assigns in such capacity, the “Indenture Trustee”), is made and entered into as of March 9, 2012.

WHEREAS:

(A)           Each of Funding LP and Rental LP has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes to be issued in one or more fully registered or bearer Series or Classes, each with the benefit of the guarantee of Rental LP.

(B)           Funding LP has agreed to act as Servicer with respect to the Rental LP Vehicles.

(C)           All things necessary to make this Indenture a valid agreement of Funding LP and Rental LP, in accordance with its terms, have been done.

NOW THEREFORE, to set forth or to provide for the establishment of the terms and conditions upon which the Notes are and are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually agreed as follows, for the equal and proportionate benefit of all Holders of the Notes or of a Series or Class thereof, as the case may be:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1	Definitions

For all purposes of this Indenture and of any Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)	all other terms used herein which are defined in any Indenture Supplement, either directly or by reference therein, have the meanings assigned to them therein;

(c)
all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in Canada as promulgated by the Canadian Institute of Chartered Accountants at the date of such computation;

(d)
all references in this Indenture to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture as originally executed. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e)	“including” and words of similar import shall be deemed to be followed by “without limitation”;

(f)
each defined term used in this Indenture or any Indenture Supplement has a comparable meaning when used in its plural or singular form and each gender-specific term used in this Indenture or any Indenture Supplement has a comparable meaning whether used in a masculine, feminine or gender-neutral form; and

“Accumulation Period” in respect of any Series or Class of Notes has the meaning given to it in the related Indenture Supplement.

“Act,” when used with respect to any Noteholder, is defined in Section 1.4(a).

“Action,” when used with respect to any Noteholder, is defined in Section 1.4(a).

“Affiliate” means, when used with reference to a specified Person, any Person who directly or indirectly controls or is controlled by or is under common control with the specified Person and for these purposes “control” means the right to elect a majority of the board of directors of a Person that is a corporation or the governing authority of a Person that is not a corporation, whether through the ownership of voting securities or by contract or otherwise, and for greater certainty, each of the Partnerships and each of the partners of the Partnerships shall all be deemed to be Affiliates of each other.

“Aggregate Outstanding Principal Amount” means, at any time, the aggregate of the Outstanding Principal Amounts for all Series of Notes outstanding at such time.

“Amortization Period” in respect of any Series or Class of Notes has the meaning given to it in the related Indenture Supplement.

“Applicable Law” means all statutes, laws, by-laws, regulations, ordinances, orders and rules and requirements of government or other public authorities having jurisdiction, and all amendments thereto, at any time and from time to time in force;

“Authorized Officer” means, with respect to each Partnership (in respect of Funding LP, in its capacity as Funding LP or the Servicer), any officer of its respective General Partner who is identified on the list of Authorized Officers delivered by such General Partner to the Indenture Trustee on the date hereof (as such lists may be modified or supplemented from time to time thereafter).

“Best” means A.M. Best Company, Inc.;

“Business Day,” means any day other than a Saturday, a Sunday and a day when chartered banks are not open for business in Toronto, Ontario.

“Canadian Depository” means, unless otherwise specified by Funding LP pursuant to any of Sections 2.4, 2.6, or 3.1, with respect to Notes of any Class issuable or issued as a Global Note within Canada, CDS, Toronto, Canada, or any successor thereto registered as a clearing agency under the Securities Act (Ontario), or other applicable securities laws.

“Car Rental Business” means a vehicle rental and leasing business.

“CDIC” means the Canada Deposit Insurance Corporation or any successor thereto.

“CDS” means CDS Clearing and Depository Services Inc., and its successors and assigns.

“Class” means, with respect to any Note, the Class designated for such Note in the applicable Indenture Supplement.

“Closing Date” means the date upon which a Series of Notes is issued under this Indenture, including without limitation, the Initial Closing Date.

“Collateral” means the Funding LP Collateral and the Rental LP Collateral.

“Contract” means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment whether written or oral.

“Corporate Trust Office” means, with respect to the Indenture Trustee, the principal office of the Indenture Trustee located at BNY Trust Company of Canada, 320 Bay Street 11th Floor, Toronto, ON M5H 4A6, Attention: Patricia Benjamin, Facsimile No.: 416.360.1711; or at such other address in Canada as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Servicer and Funding LP, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Servicer and Funding LP).

“DBRS” means DBRS Limited and its successors.

“Depository” means a Canadian Depository or a Foreign Depository, as the case may be.

“Discount Notes” means a Note that provides for an amount less than the Stated Principal Amount (but not less than the Initial Principal Amount) thereof to be due and payable upon the occurrence of an Early Amortization Event or other optional or mandatory redemption or the occurrence of an Event of Default and the acceleration of such Note, in each case before the Scheduled Final Payment Date of the applicable Note.

“Dollar” means (a) Canadian dollars or (b) denominated in Canadian dollars.

“DTAG Canada” means Dollar Thrifty Automotive Group Canada Inc., a corporation incorporated under the laws of Ontario, and its successors and assigns.

“DT Car Rental Business” means the Car Rental Business carried on by Rental LP.

“DTG Canada Corp.” means DTG Canada Corp., a company organized under the laws of Nova Scotia, and a wholly-owned subsidiary of DTAG Canada, and its successors and assigns.

“Early Amortization Event” has the meaning given to it, with respect to any Series or Class of Notes, in the related Indenture Supplement.

“Eligible Investments” means, at any particular date, book-based securities, negotiable instruments or securities, in each case, maturing not later than the Business Day preceding the next succeeding Remittance Date after such date represented by instruments in bearer or registered form which evidence any of:

(a)	direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by, the Government of Canada;

(b)
direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by, the government of a province of Canada that has either (i) a long-term rating of at least AA (low) or an equivalent rating from DBRS, and a rating of Aa3 or an equivalent rating from Moody’s or (ii) a short-term rating of at least R-1 (middle) or an equivalent rating from DBRS, and a rating of P-l or an equivalent rating from Moody’s;

(c)
direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by any Canadian Schedule I or II banks or trust companies chartered or licensed under the laws of Canada or any province thereof which bank or trust company has either a (i) a short-term debt rating of at least R-1 (middle) or an equivalent rating from DBRS, and a rating of P-1 or an equivalent rating from Moody's, or (ii) a long-term unsecured debt rating of at least AA (low) or an equivalent rating from DBRS, and a rating of Aa3 or an equivalent rating from Moody’s;

(d)
commercial paper and any other securities having, at the time of the investment or contractual commitment to invest therein, a rating of either (i) a short-term rating of at least R-l (middle) or an equivalent rating from DBRS, and a rating of P-l or an equivalent rating from Moody’s, or (ii) a long-term unsecured debt rating of at least AA (low) or an equivalent rating from DBRS, and a rating of Aa3 or an equivalent rating from Moody’s; provided that, with respect to asset-backed commercial paper, the short-term debt rating shall be R-l (high) or an equivalent rating from DBRS and shall be subject to an agreement providing global style liquidity support;

(e)	notes issued and bankers' acceptances accepted by, overnight repurchase agreements with and call loans to, any bank or trust company referred to in (c) above;

(f)	term deposits with any bank or trust company referred to in (c) above; and

(g)	any other class of investments which satisfy the Rating Agency Condition for each Outstanding Series and Class of Notes (other than those set out in (a) to (f) above),

provided, however, that the aggregate amount of Eligible Investments that may be represented by the securities of any single Person (other than obligations of or fully guaranteed by the Government of Canada) shall not exceed the greater of (i) $1,000,000; and (ii) 10% of total Eligible Investments.

“Enforcement Instruction” means, with respect to the exercise or non-exercise of any remedy available to the Indenture Trustee following the occurrence of an Event of Default, either (a) an Act of the Majority Holders of all Outstanding Senior Notes directing the exercise or non-exercise of such remedy; or (b) a resolution of the Majority Holders of all Outstanding Senior Notes adopted at a duly called meeting of all Noteholders of Senior Notes directing the exercise or non-exercise of such remedy.

“Event of Default” is defined in Section 11.1.

“Foreign Currency” means:

(a)	a currency other than Dollars; or

(b)	denominated in a currency other than Dollars.

“Foreign Depository” means the Person specified in the applicable Indenture Supplement, in its capacity as depository for the accounts of any clearing agencies located outside Canada.

 “Franchisee” means a licensee of DTG Canada Corp., or a sublicensee of such licensee, authorized to operate its own rental business in Canada under the “Thrifty” and/or “Dollar” name pursuant to a Franchise License Agreement or, in the case of a sublicensee, an agreement in form and substance satisfactory to Rental LP.

“Franchise License Agreement” means a license agreement made between DTG Canada Corp. and a Franchisee pursuant to which DTG Canada Corp. authorizes the Franchisee to operate its own rental business in Canada under the “Thrifty” and/or “Dollar” name.

“Franchise Vehicle Lease Agreements” means the leases made between DTAG Canada and a Franchisee pursuant to which DTAG Canada, as the General Partner of the Servicer, which in turn is the agent of Rental LP, leases Rental LP Vehicles to the Franchisee as the same may be supplemented or amended from time to time.

“Funding LP” is defined in the first paragraph of this Indenture, and includes its successors and assigns.

“Funding LP Accounts” means each Series Account which is an account of Funding LP.

“Funding LP Business” means the business carried on by Funding LP as permitted under Section 3.1 of the Funding LP Partnership Agreement.

“Funding LP Certificate” means a certificate (including an Officer’s Certificate) signed by an Authorized Officer of Funding LP and delivered to the Indenture Trustee. Wherever this Indenture requires that a Funding LP Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of Funding LP or its Affiliates.

“Funding LP Collateral” is defined in Section 5.1.

“Funding LP Expenses” means, to the extent not paid by the General Partner of Funding LP, the aggregate of the following costs and expenses of Funding LP:

(a)	Indenture Trustee Fees and Expenses;

(b)
all Organizational Expenses in respect of Funding LP and expenses incurred to maintain the registrations or qualifications of Funding LP under Applicable Law or to obtain or maintain exemptions under such laws;

(c)	all applicable Taxes;

(d)
all reasonable costs and expenses of, or incidental to, the preparation and dispatch to the partners of Funding LP of all cheques, reports, circulars, financial statements, forms and notices, and any other documents which in the opinion of Funding LP, acting reasonably, are necessary or desirable in connection with the business and administration of Funding LP;

(e)	all reasonable costs and expenses incidental to the preparation of any amendments to the Funding LP Partnership Agreement as permitted thereunder;

(f)
any costs and expenses of litigation involving Funding LP and the amount of any judgment or settlement paid in connection therewith, excluding, however, the costs and expenses of litigation, judgment or settlement in which the conduct of the General Partner of Funding LP is found to have violated the standard of conduct required of it as general partner pursuant to the Funding LP Partnership Agreement, the costs and expenses of such litigation, judgment or settlement being for the personal account of the General Partner of Funding LP;

(g)	reasonable audit fees of Funding LP; and

(h)	any other reasonable costs and expenses in connection with the administration of Funding LP that may be authorized by this Indenture or the related Indenture Supplement.

“Funding LP Obligations” means the obligations of Funding LP secured pursuant to Section 5.1(b).

“Funding LP Partnership Agreement” means the sixth amended and restated limited partnership agreement dated as of February 16, 2012 between DTAG Canada and 2240919 Ontario Inc. as the same may be amended, supplemented or restated from time to time.

“Funding LP Security Interest” means the security interest granted pursuant to Section 5.1.

“Funding/Rental Purchase Agreement” means the Purchase Agreement between Funding LP and Rental LP entered into on May 3, 2010 and relating to the sale of Vehicles and other property by Funding LP to Rental LP and other matters, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“General Partner” means (i) in the case of Funding LP, its general partner DTAG Canada, (ii) in the case of Rental LP, its general partner 2232560 Ontario Inc., and (iii) in the case of any other Person who is also a partnership, its general partner.

“Global Note” means any Note issued pursuant to Section 2.4.

“Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government of Canada, any province or other political subdivision thereof.

“Guarantee” means the guarantee of Rental LP set forth in Article 4.

“GST” means all amounts payable pursuant to Section 165(1) of the Excise Tax Act (Canada).

 “Guaranteed Obligations” is defined in Section 4.1.

“Hedge Counterparty” means each party to a Hedging Transaction other than Funding LP.

“Hedging Transaction” means any rate swap transaction, basis swap, forward rate transaction, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, letter of credit or any other hedging transaction (including any option with respect to any of these transactions) or any combination of such transactions.

“Holder” when used with respect to any Note, means a Noteholder.

“HST” means all amounts payable pursuant to Section 165(2) of the Excise Tax Act (Canada).

 “Income Tax Act” means the Income Tax Act (Canada), as amended.

“Indebtedness” means any obligation (whether incurred as principal or surety) for the payment or repayment of borrowed money, under any lease or in respect of the deferred purchase price for property or services, or whether present or future, including any contingent obligation in respect thereof by reason of any guarantee or other assumption of liability for obligations of third parties and any actual or contingent obligation in respect of any interest rate swap or cross currency swap or forward sale or purchase contract or other form of interest or currency hedging transaction.

“Indenture,” “Trust Indenture,” “this Indenture” or “this Trust Indenture” means this Trust Indenture as originally executed and as amended, supplemented, restated or otherwise modified from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular Series or Classes of Notes created as contemplated by Section 3.1.

“Indenture Supplement” means, with respect to any Series of Notes, a supplement to this Indenture, executed and delivered in conjunction with the issuance of such Notes pursuant to Section 15.1, together with any applicable terms document related to such Indenture Supplement and any amendment to the Indenture Supplement executed pursuant to Section 15.1 or 10.2, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” means the Person named as the Indenture Trustee in the first paragraph of this Indenture until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Indenture Trustee” means and includes each Person who is then an Indenture Trustee hereunder.

“Indenture Trustee Authorized Officer,” when used with respect to the Indenture Trustee, means any vice president, any assistant vice president, the treasurer, any assistant treasurer, any senior trust officer or trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Indenture Trustee Fees and Expenses” means, for any Settlement Period and the related Remittance Date, the aggregate amounts of the fees and expenses of the Indenture Trustee, and all VAT or other sales taxes thereon, due and payable to the Indenture Trustee, during or in respect of such Settlement Period (whether or not accrued during such Settlement Period).

“Initial Closing Date” means the date upon which the first Series of Notes are issued under this Indenture.

“Initial Principal Amount” means:

(a)
unless otherwise specified in the applicable Indenture Supplement, with respect to Classes of Dollar Interest-bearing Notes, the aggregate initial principal amount of the Outstanding Notes of such Class; and

(b)	with respect to Classes of Discount Notes and Notes denominated in a Foreign Currency, the amount specified in the applicable Indenture Supplement as the Initial Principal Amount thereof.

“Insolvency Event,” in relation to any Person means:

(a)
the failure by such Person to generally pay its debts as they become due, the admission in writing by such Person of its inability to pay its debts generally or the making by such Person of an assignment for the benefit of its creditors;

(b)	the filing by such Person of a notice of intention to make a proposal under Insolvency Legislation to some or all of its creditors; or

(c)
the commencement or filing of a petition, notice or application by or against such Person of any proceedings to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law of any jurisdiction relating to or providing for the dissolution, liquidation or winding-up, bankruptcy, insolvency, or reorganization of insolvent debtors, arrangement of insolvent debtors, readjustment of debt or moratorium of debts, or to obtain an order for relief by the appointment of a receiver, receiver manager, administrator, inspector, liquidator or trustee or other similar official for it or for any substantial part of its property and, if any such proceeding has been instituted against such Person, either (i) such proceeding has not been stayed or dismissed within 45 days or any of the actions sought in such proceeding (including the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official) are granted in whole or in part; or (ii) such Person has authorized, consented to, approved of or acquiesced in, or such Person has performed any act, or omitted to perform any act, that authorizes or indicates its consent to, approval of or acquiescence in, any such proceeding.

“Insolvency Legislation” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) Chapter 7 and 11 of the US Bankruptcy Code and any other Applicable Law relating to or providing for the dissolution, liquidation or winding-up, bankruptcy, insolvency, or reorganization of insolvent debtors, arrangement of insolvent debtors, readjustment of debt or moratorium of debts.

“Instruments” means (a) a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment; or (b) a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder; or (c) chattel paper or any other writing that evidences both a monetary obligation and a security interest in or a lease of specific goods; or (d) documents of title or any other writing that purports to be issued by or addressed to a bailee and purports to cover such goods in the bailee’s possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers; or (e) any document or writing commonly known as an instrument.

“Intellectual Property Rights” means all trade marks, trade names, brands, business names, uniform resource locators, domain names, tag lines, designs, graphics, logos and other commercial symbols and indicia of origin, goodwill, patents and inventions, copyrights, industrial designs, and other intellectual property rights, whether registered or not or the subject of a pending application for registration, owned by or licensed to Funding LP or Rental LP, as applicable.

“Interest-bearing Note” means a Note that bears interest at a stated or computed rate on the principal amount thereof. A Note may be both an Interest-bearing Note and a Discount Note.

“Interest Payment Date” means, with respect to any Series or Class of Notes, the scheduled due date of any payment of interest on such Notes, as specified in the applicable Indenture Supplement.

“Interim Principal Payment” means a repayment of all or a portion of the principal amount of a Note outstanding hereunder on a day other than a Remittance Date.

“Inter-Partnership Loans” means unsecured loans and advances made by one Partnership to the other and evidenced on the books and records of the Partnerships.

“Inter-Partnership Transfer” means:

(a)	in the case of a payment or transfer of funds from Funding LP to Rental LP:

(i)	a partnership capital contribution to Rental LP,

(ii)	an advance of an Inter-Partnership Loan to Rental LP, or

(iii)	a repayment of an existing Inter-Partnership Loan made by Rental LP to Funding LP or interest thereon, and

(b)	in the case of a payment or transfer of funds from Rental LP to Funding LP:

(i)	a partnership distribution to Funding LP,

(ii)	an advance of an Inter-Partnership Loan to Funding LP,

(iii)	a repayment of an existing Inter-Partnership Loan made by Funding LP to Rental LP or interest thereon, or

(iv)	a payment in respect of Servicing Fees owing by Rental LP to Funding LP.

“Investment Property” means, with respect to any Person, all or any part of any present or future interest in present and after acquired investment property of such Person, including all securities, securities accounts and futures accounts, all of the present and future security entitlements of such Person as an entitlement holder of such security entitlements, all of the present and futures contracts of such Person as a futures customer in respect of such futures contracts, and all proceeds of any such property.

“Lien” means a mortgage, assignment by way of security, hypothec, privilege, garnishment, deemed or actual trust, lien, charge or encumbrance, whether fixed or floating, on or any security interest in any property, whether real, personal or mixed, tangible or intangible, or a pledge or hypothecation thereof or any conditional sale agreement or other title retention agreement or equipment trust or capital lease relating thereto.

“Majority Holders” means, with respect to any Series or Class of Notes or all Outstanding Notes, the Holders of a majority in Outstanding Principal Amount of the Outstanding Notes of that Series or Class or of all Outstanding Notes, as the case may be, or as otherwise defined for such Series in the Indenture Supplement for such Series.

“Master Rental Account” is defined in Section 6.1(a).

“Master Vehicle Account” is defined in Section 6.1(b).

“Material Adverse Effect” means, in respect of a Person, an effect on the business, properties or operations of such Person which will (a) result in such Person being unable to perform in all material respects its obligations under the Transaction Documents to which it is party, or (b) materially and adversely affect the interests of the Noteholders.

“Monthly Remittance Period” means, in respect of Rental Revenues, the period from the date hereof to the date when the Monthly Remittance Period terminates in accordance with the provisions of any Indenture Supplement for any Series, the intention being that the Monthly Remittance Period shall only continue while it is permitted under all Indenture Supplements.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Note” or “Notes” means any note or notes of any Series or Class issued in registered form, authenticated and delivered from time to time under this Indenture.

“Note Owner” means the beneficial owner of an interest in a Global Note.

“Note Purchase Agreement” means any note purchase, subscription or similar agreements between Funding LP, Rental LP and any Note Owners or Noteholders and any other party thereto, as the same may be amended, supplemented or restated from time to time.

“Note Register” is defined in Section 3.5.

“Note Registrar” means the Person who keeps the Note Register specified in Section 3.5.

“Noteholder” means a Person in whose name a Note is registered in the Note Register.

“Officer’s Certificate” means a certificate signed by an officer of each respective General Partner on behalf of Funding LP, the Servicer, or Rental LP, or by any other applicable Person and delivered to the Indenture Trustee. Wherever this Indenture requires that an Officer’s Certificate be signed also by an accountant or other expert in respect of a Partnership, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of such Partnership or any of its Affiliates.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Indenture Trustee, who may, without limitation, and except as otherwise expressly provided in this Indenture, be an employee of or of counsel to Funding LP or any of its Affiliates, the Indenture Trustee or any of its Affiliates, as applicable.

“Organizational Expenses” means all fees, costs and expenses incurred in respect of the formation and organization of each Partnership and its registration and qualification under Applicable Law;

“Outstanding,” when used with respect to a Note or with respect to Notes of any Series or Class means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

(a)	any Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(b)
any non-revolving Notes for whose full payment (including principal and interest) or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Indenture, the related Indenture Supplement, or provision therefor satisfactory to the Indenture Trustee has been made;

(c)	any Notes which are deemed to have been paid in full pursuant to Section 7.4; and

(d)
any such Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, or which shall have been paid pursuant to the terms of Section 3.6 (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of Funding LP).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” shall be deemed to be references to “Outstanding Notes.” In determining whether the Holders of the requisite principal amount of such Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes beneficially owned by Funding LP or any Affiliate of Funding LP shall be disregarded and deemed not to be Outstanding, unless and until all remaining Notes are beneficially owned by Funding LP or any Affiliate of Funding LP. In determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which an Indenture Trustee Authorized Officer knows to be owned by Funding LP or any Affiliate of Funding LP shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee demonstrates to the reasonable satisfaction of the Indenture Trustee (a) the pledgee’s right to act as owner with respect to such Notes; and (b) that the pledgee is not Funding LP or any other obligor upon the Notes or any Affiliate of Funding LP or such other obligor.

“Outstanding Principal Amount” means at any time,

(a)
with respect to any Series or Class of non-Discount Notes, the aggregate Initial Principal Amount of the Outstanding Notes of such Series or Class, plus the amount of any increases to the principal amount of such Series or Class pursuant to the related Indenture Supplement, less the amount of any payments of principal to the Holders of such Series or Class pursuant to the related Indenture Supplement; and

(b)
with respect to any Series or Class of Discount Notes, an amount of the Outstanding Notes of such Series or Class calculated by reference to the applicable formula set forth in the applicable Indenture Supplement, taking into account the amount and timing of payments of principal made to the Holders of such Series or Class and accretions and increases of principal, each pursuant to the related Indenture Supplement.

“Parent” means Dollar Thrifty Automotive Group, Inc., a Delaware Corporation.

“Partnerships” means, collectively, Funding LP and Rental LP, and “Partnership” means either one of them.

“Partnership Accounts” means Funding LP Accounts and Rental LP Accounts.

“Partnership Expenses” means Funding LP Expenses and Rental LP Expenses.

“Paying Agent” means any Person authorized by Funding LP to pay the principal of or interest on any Notes on behalf of Funding LP, which shall initially be the Indenture Trustee.

“Payment Date” means, with respect to any Series or Class of Notes, each Principal Payment Date or Interest Payment Date in respect of such Series or Class of Notes as specified in the applicable Supplemental Indenture.

“Permanent Global Note” is defined in Section 2.5.

“Permitted Encumbrances” means Qualified PMSIs and those statutory and other non-consensual Liens, deemed trusts and encumbrances accruing due in the ordinary course of business which are not in arrears.

“Person” includes an individual, company, corporation, partnership, joint venture, association, syndicate, trust, unincorporated organization or other entity or any trustee, executor, administrator or other legal representative.

“Place of Payment” means, with respect to any Class of Notes issued hereunder, the city or political subdivision so designated with respect to such Class of Notes in accordance with the provisions of Section 3.1.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of the Security Interests in any Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, “PPSA” shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.6 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Payment Date” means, with respect to any Series or Class of Notes, the due date of any payment of principal on such Notes, as specified in the applicable Indenture Supplement.

“Principal Terms” is defined in Section 3.1(e).

“Proceeds of Disposition” means the cash or other monetary consideration received by Rental LP from the sale of Rental LP Vehicles, including from insurance in respect of Rental LP Vehicles written off by Rental LP or the related insurance provider as a result of theft, fire, accident, act of God, or otherwise.

“Proceeds of Disposition Aggregate Transfer Amount” means, in respect of any Settlement Period, an amount equal to the amount on deposit in the Master Vehicle Account on the last Business Day of the Settlement Period.

“Proceeds of Disposition Series Available Amount” means, in respect of each Remittance Date and each Series, an amount equal to the product of (i) the Series Allocation Percentage for such Series, multiplied by (ii) the Proceeds of Disposition Aggregate Transfer Amount for the related Settlement Period.

“Proceeds of Disposition Series Required Amount” means, in respect of each Remittance Date and each Series, the amount determined under the Indenture Supplement for such Series.

“Proceeds of Disposition Series Transfer Amount” means, in respect of each Remittance Date and each Series, an amount determined by the Servicer on the related Settlement Date which amount shall be:

(a)
not less than the lesser of the Proceeds of Disposition Series Required Amount and the Proceeds of Disposition Series Available Amount, in each case in respect of such Remittance Date and such Series; and

(b)	not more than the Proceeds of Disposition Series Available Amount in respect of such Remittance Date and such Series.

“QST” means all amounts payable pursuant to an act respecting Quebec Sales Tax.

 “Qualified Account” means a segregated account with a Qualified Institution.

“Qualified Institution” means:

(a)	the corporate trust department of the Indenture Trustee;

(b)	a depository institution organized under the laws of Canada or any one of the provinces thereof (or any domestic branch of an authorized foreign bank under the Bank Act (Canada)), which at all times:

(i)	has:

(A)	from DBRS, a long-term unsecured debt rating of AA(low) or better and a short-term unsecured debt rating of R-1(middle) or better; and

(B)	from Moody’s, a long-term unsecured debt rating of A2 or better and a certificate of deposit rating of P-1 or better; and

(ii)	whose deposits are insured by the CDIC; or

(c)
a bank, trust company or other depository institution in respect of which the inclusion of such bank, trust company, or other depository institution as a Qualified Institution has satisfied the Rating Agency Condition in respect of each Outstanding Series and Class of Notes.

If so qualified, the Indenture Trustee may be considered a Qualified Institution for the purposes of clause (b) of this definition.

“Qualified PMSI” means a purchase money security interest (“PMSI”) in (and limited to) a Rental LP Vehicle granted by Rental LP to, or reserved by, a dealer or manufacturer (a “holder”) under terms that the PMSI will expire automatically upon payment by Rental LP to the holder of the full cash purchase price of the Rental LP Vehicle, which payment must be made according to the agreement under which the PMSI arises within 30 days of the date when the PMSI arose and, failing any such payment, such PMSI shall no longer constitute a Qualified PMSI.

 “Rating Agency” means, with respect to any Outstanding Series or Class of Notes and at any time, each “approved rating organization” for purposes of Securities Legislation (a) selected by Funding LP to rate, and which at such times continues to rate, such Notes, and (b) any other “approved rating organization” specified in the related Indenture Supplement.

“Rating Agency Condition” in respect of any Series or Class of Notes has the meaning given to it in the related Indenture Supplement.

“Receiver” includes a receiver, a receiver and manager, a receiver-manager, a liquidator, a sequestrator and a custodian.

“Receiver’s Certificates” is defined in Section 11.5.

“Record Date” for the interest or principal payable on any Note on any applicable Payment Date means the last day of the month before the related Interest Payment Date or Principal Payment Date, as applicable, unless otherwise specified in the applicable Indenture Supplement.

“Remittance Date” means the 16th day of each calendar month, provided if such day is not a Business Day, the Remittance Date shall occur on the next Business Day and provided further that the first Remittance Date shall be April 16, 2012.

“Remittance Period” means the period beginning on a Remittance Date and ending on the day prior to the next occurring Remittance Date; for any Remittance Date, the “related Remittance Period” is the Remittance Period ending on the day immediately prior to such Remittance Date.

“Rental LP” is defined in the first paragraph of this Indenture, and includes its successors and assigns.

“Rental LP Accounts” means collectively, the Master Rental Account, the Master Vehicle Account, the VAT Account and each Series Account which is an account of Rental LP.

“Rental LP Collateral” is defined in Section 5.2.

“Rental LP Expenses” means, to the extent not paid by the General Partner of the Servicer, the aggregate of the following costs and expenses of Rental LP:

(a)
all Organizational Expenses in respect of Rental LP and expenses incurred to maintain the registrations or qualifications of Rental LP under Applicable Law or to obtain or maintain exemptions under such laws;

(b)	all applicable Taxes;

(c)
all reasonable costs and expenses of, or incidental to, the preparation and dispatch to the partners of Rental LP of all cheques, reports, circulars, financial statements, forms and notices, and any other documents which in the opinion of the General Partner of Rental LP, acting reasonably, are necessary or desirable in connection with the business and administration of Rental LP;

(d)	all reasonable costs and expenses incidental to the preparation of any amendments to the Rental LP Partnership Agreement as permitted thereunder;

(e)
any costs and expenses of litigation involving Rental LP and the amount of any judgment or settlement paid in connection therewith, excluding, however, the costs and expenses of litigation, judgment or settlement in which the conduct of the General Partner of Rental LP is found to have violated the standard of conduct required of the general partner pursuant to the Rental LP Partnership Agreement, the costs and expenses of such litigation, judgment or settlement being for the personal account of the General Partner of Rental LP;

(f)	reasonable audit fees of Rental LP; and

(g)	any other reasonable costs and expenses in connection with the administration of Rental LP that may be authorized by this Indenture or the related Indenture Supplement.

“Rental LP Obligations” means the obligations of Rental LP secured pursuant to Section 5.2(b).

“Rental LP Partnership Agreement” means the third amended and restated limited partnership agreement dated as of February16, 2012 between Funding LP and 2232560 Ontario Inc., as the same may be amended, supplemented or restated from time to time.

“Rental LP Security Interest” means the security interest granted pursuant to Section 5.2.

“Rental LP Vehicle” means a Vehicle owned by Rental LP including any used vehicles.

“Replacement Servicer” means any Person appointed as a successor servicer pursuant to Section 13.8 following the occurrence of a Servicer Termination Event.

“Replacement Servicer Fee” means any fee payable to a Replacement Servicer.

“Rental Revenues” all monetary receipts (other than sales, value added and other similar Taxes collected on behalf of a governmental authority) received from:

(a)
time and kilometre charges in connection with the rental by the Servicer or any subservicer of the Servicer, as agent for an undisclosed principal (namely Rental LP), to any Person of Rental LP Vehicles as provided for in the relevant Vehicle Rental Agreements (for greater certainty, excluding time and kilometre charges for the rental by Franchisees of Vehicles leased to such Franchisees pursuant to Franchise Vehicle Lease Agreements), and

(b)	the lease by the General Partner of the Servicer as agent of Rental LP to Franchisees of Rental LP Vehicles pursuant to Franchise Vehicle Lease Agreements,

in each case whether in the form of remittances from credit card or debit card issuers, cash payments, bank drafts, cheques, wire transfers or otherwise.

“Rental Revenues Series Available Amount” means, in respect of each Remittance Date and each Series, an amount equal to the product of (i) the Series Allocation Percentage for such Series, multiplied by (ii) the Rental Revenues for the previous Settlement Period.

“Rental Revenues Series Required Amount” means, in respect of each Remittance Date and each Series, the amount determined under the Indenture Supplement for such Series.

 “Rental Revenues Series Transfer Amount” means, in respect of each Remittance Date and each Series, an amount determined by the Servicer on the related Settlement Date which amount shall be equal to the lesser of:

(a)	the Rental Revenues Series Required Amount in respect of such Remittance Date and such Series; and

(b)	the Rental Revenues Series Available Amount in respect of such Remittance Date and such Series.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. or any successor thereto.

“Scheduled Final Payment Date” means, with respect to any Series or Class of Notes, the scheduled due date of the final payment of principal on such Notes, as specified in the related Indenture Supplement, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case such Scheduled Final Payment Date, unless otherwise specified in the related Indenture Supplement, shall be the last Business Day of the current calendar month.

“Secured Obligations” means the Funding LP Obligations and the Rental LP Obligations.

“Secured Party” and “Secured Parties” are defined in Section 4.1.

“Securities Legislation” means, collectively, unless specifically stated otherwise, the applicable securities laws, regulations, rules, rulings and orders in each of the provinces and territories of Canada and the applicable policy statements, multilateral or national instruments and instruments issued or adopted by the securities regulators in each of the provinces and territories of Canada.

“Securities Regulatory Authorities” means the applicable securities commissions and similar regulatory authorities of each of the provinces or territories of Canada;

“Security Interests” means each of the Funding LP Security Interest and the Rental LP Security Interest.

“Senior Notes” means, with respect to a Series, Notes of such Series which are not subordinated in right of payment to any other Notes of such Series.

“Series” means, with respect to any Note, the Series specified in the applicable Indenture Supplement.

“Series Accounts” means each of the Series Rental Accounts, Series Vehicle Accounts, Series Interest Funding Accounts, Series Principal Funding Accounts and any other accounts established pursuant to an Indenture Supplement in respect of a Series.

“Series Allocation Percentage” means, for a Series of Notes with respect to any Settlement Period and the related Remittance Date, the percentage equivalent, which shall never exceed 100%, of a fraction (a) the numerator of which is the Outstanding Principal Amount for such Series as of the last day of the immediately preceding Settlement Period or, if an Accumulation Period or Amortization Period in respect of such Series has commenced, as of the last day of the Settlement Period that preceded the commencement of the earlier to occur of such Accumulation Period or Amortization Period, and (b) the denominator of which is the sum of the amounts determined under clause (a) in respect of all Series of Notes.

“Series Final Maturity Date” means, with respect to a Series or Class of Notes, the date specified in the Indenture Supplement for such Note as the fixed date on which the principal of such Series or Class of Notes is due and payable in full.

“Series Interest Funding Accounts” means each of the “Interest Funding Accounts” established pursuant to the Indenture Supplements.

“Series Principal Funding Accounts” means each of the “Principal Funding Accounts” established pursuant to the Indenture Supplements.

“Series Rental Account” means each of the “Series Rental Accounts” established pursuant to the Indenture Supplements.

“Series Vehicle Account” means each of the “Series Vehicle Accounts” established pursuant to the Indenture Supplements.

“Servicer” is defined in the first paragraph of this Indenture.

“Servicer Report” means each of the reports required to be delivered by the Servicer under the Indenture Supplements.

“Servicer Termination Event” is defined in Section 13.6.

“Servicing Fee” means a fee payable by Rental LP to Funding LP in consideration of Funding LP performing the obligations of Servicer hereunder not exceeding an amount calculated at the rate of 1% per annum of the Outstanding Principal Amount of all Notes.

“Servicing Procedures” means the procedures a reasonable and prudent operator of a Car Rental Business would follow and perform in order to maintain, use, operate and manage the property, assets and undertaking, including the Vehicles, of a Car Rental Business consistent with the manner in which Funding LP historically operated the DT Car Rental Business.

“Settlement Date” means the second Business Day prior to the Remittance Date.

“Settlement Period” means, in respect of any Settlement Date or Remittance Date, the most recently completed calendar month prior to such Settlement Date or Remittance Date, as applicable.

“Stated Principal Amount”, with respect to any Note, has the meaning specified in the related Indenture Supplement.

“Tax” or “Taxes” includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, excise, business, school, property, occupation, customs, anti-dumping and countervailing taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges) imposed by any national, federal, provincial, territorial, state, colonial, municipal, local, foreign or other governmental authority, together with any penalties, fines, interest or other additions on, to, in lieu of, for non-collection of or in respect of such taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.

“Temporary Global Note” is defined in Section 2.5.

“Transaction Documents” means (a) the Indenture, the Indenture Supplements, the Funding/Rental Purchase Agreement, the Funding LP Partnership Agreement, the Rental LP Partnership Agreement and any Note Purchase Agreements, and (b) in respect of any Series of Notes, any other document specified as being a Transaction Document for such Series.

“Unrestricted Funds” means funds released to Rental LP pursuant to Sections 7.2 or 7.3 or released to Rental LP pursuant to any provision of an Indenture Supplement and identified therein as “Unrestricted Funds”.

“VAT” means, collectively, GST, HST and QST and any amounts payable under any similar value-added Tax legislation in any jurisdiction in Canada.

“VAT Account” is defined in Section 6.1(c).

“VAT Segregation Event” has the meaning given to it in each of the Indenture Supplements establishing a Series of Notes.

“Vehicle” means an automobile, minivan, sport utility vehicle, light truck or van.

“Vehicle Rental Agreements” means the agreements pursuant to which the Servicer or any subservicer of the Servicer, as agent for an undisclosed principal, rents Rental LP Vehicles to retail, commercial and leisure customers, substantially in the form of the agreements used by the Servicer or any subservicer of the Servicer, for such purposes prior to the date hereof.

1.2	Compliance Certificates and Opinions

(a)
Upon any application or request by Funding LP to the Indenture Trustee to take any action under any provision of this Indenture, Funding LP shall furnish to the Indenture Trustee (a) a Funding LP Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)
The Indenture Trustee may rely, as to authorization by Funding LP of any Class of Notes, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Section 3.10 and this Section, as applicable, in connection with the first authentication of Notes of such Class.

(c)	Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)	a statement that such individual has made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

1.3	Form of Documents Delivered to Indenture Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.  Any certificate or opinion of Funding LP or Rental LP may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless Funding LP or Rental LP, as applicable, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, Funding LP or Rental LP, as applicable, stating that the information with respect to such factual matters is in the possession of Funding LP or Rental LP, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.4	Acts of Noteholders

(a)
Any request, demand, authorization, direction, notice, consent, waiver or other action (collectively, “Action”) provided by this Indenture to be given or taken by Noteholders of any Series or Class may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to Funding LP or Rental LP. Such instrument or instruments (and the Action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 12.1) conclusive in favour of the Indenture Trustee, Funding LP and Rental LP, if made in the manner provided in this Section.

(b)
The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems reasonably sufficient.

(c)	(i) The ownership of Notes shall be proved by the Note Register.

(ii)
If Funding LP shall solicit from the Holders any Action, Funding LP may, at its option, by a Funding LP Certificate, fix in advance a record date for the determination of Holders entitled to give such Action, but Funding LP shall have no obligation to do so. If Funding LP does not so fix a record date, such record date shall be the later of thirty (30) days before the first solicitation of such Action or the date of the most recent list of Noteholders furnished to the Indenture Trustee pursuant to Section 14.1 before such solicitation.  Such Action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such Action, and for that purpose the Notes Outstanding shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(d)
Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustee or Funding LP in reliance thereon whether or not notation of such Action is made upon such Note.

1.5	Notices, etc., to Indenture Trustee and Partnerships

Any action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)
the Indenture Trustee by any Noteholder or by Funding LP or Rental LP shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

(b)
Funding LP or Rental LP by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-Class postage prepaid, to Funding LP or Rental LP, as applicable, addressed to each at 6050 Indian Line, Mississauga, ON, LV4 1G5, Attention: Vice-President and Chief Financial Officer.

1.6	Notices to Noteholders; Waiver

(a)
Where this Indenture, any Indenture Supplement or any Note provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein, in such Indenture Supplement or in such Note expressly provided) if in writing and mailed, first-class postage prepaid, sent by facsimile, sent by electronic transmission or personally delivered to each Noteholder affected by such event, at such Noteholder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, facsimile, electronic transmission or delivery neither the failure to mail, send by facsimile, electronic transmission or deliver such notice, nor any defect in any notice so mailed, sent by facsimile, electronic transmission or delivery to any particular Noteholders shall affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile, electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

Where this Indenture, any Indenture Supplement or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)
In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to a Noteholder when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as shall be reasonably satisfactory to the Indenture Trustee and Funding LP shall be deemed to be a sufficient giving of such notice.

(c)
With respect to any Class of Notes, the applicable Indenture Supplement or any Note Purchase Agreement may specify different or additional means of giving notice to the Holders of the Notes of such Class.

(d)	Where this Indenture provides for notice to any Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder.

1.7	Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.8	Successors and Assigns

All covenants and agreements in this Indenture by Funding LP or Rental LP shall bind Funding LP or Rental LP, as applicable, and their successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind the successors, co-trustees and agents of the Indenture Trustee.

1.9	Separability

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.10	Benefits of Indenture

Nothing in this Indenture or in any Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, the Note Registrar, the Hedge Counterparties and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.11	Governing Law

This Indenture shall be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

1.12	Counterparts

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE 2
NOTE FORMS

2.1	Forms Generally

The Notes shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or the applicable Indenture Supplement or Note Purchase Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with Applicable Laws or with the rules of any securities exchange, or as may, consistently herewith, be determined by Funding LP, as evidenced by Funding LP’s execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by Funding LP, as evidenced by Funding LP’s execution of such Notes, subject, with respect to the Notes of any Series or Class, to the rules of any securities exchange on which such Notes are listed.

2.2	Forms of Notes

Each Note shall be in one of the forms approved from time to time by or pursuant to an Indenture Supplement.  Before the delivery of a Note to the Indenture Trustee for authentication in any form approved by or pursuant to a Funding LP Certificate, Funding LP shall deliver to the Indenture Trustee the Funding LP Certificate by or pursuant to which such form of Note has been approved, which Funding LP Certificate shall have attached thereto a true and correct copy of the form of Note which has been approved thereby.  Any form of Note approved by or pursuant to a Funding LP Certificate must be acceptable as to form to the Indenture Trustee, such acceptance to be evidenced by the Indenture Trustee’s authentication of Notes in that form or a certificate signed by an Indenture Trustee Authorized Officer and delivered to Funding LP.

2.3	Form of Indenture Trustee’s Certificate of Authentication

The form of Indenture Trustee’s Certificate of Authentication for any Note issued pursuant to this Indenture shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series or Class designated therein referred to in the within-mentioned Indenture.

BNY TRUST COMPANY OF CANADA, as Indenture Trustee
By:
Name:
Title:
Dated:

2.4	Notes Issuable in the Form of a Global Note

(a)
If Funding LP establishes pursuant to Sections 2.2 and 3.1 that the Notes of a particular Series or Class are to be issued in whole or in part in the form of one or more Global Notes, then Funding LP shall execute and the Indenture Trustee or its agent shall, in accordance with Section 3.3 and the Funding LP Certificate delivered to the Indenture Trustee or its agent thereunder, authenticate and deliver, such Global Note or Notes, which, unless otherwise provided in the applicable Indenture Supplement (i) shall represent, and shall be denominated in an amount equal to the aggregate Stated Principal Amount (or in the case of Discount Notes, the aggregate Stated Principal Amount at the Scheduled Final Payment Date of such Notes) of the Outstanding Notes of such Series or Class to be represented by such Global Note or Notes, or such portion thereof as Funding LP shall specify in a Funding LP Certificate; (ii) shall be registered in the Note Register in the name of the Depository for such Global Note or Notes or its nominee; (iii) shall be delivered by the Indenture Trustee or its agent to the Depository or pursuant to the Depository’s instruction; (iv) if applicable, shall bear a legend substantially to the following effect: “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CDS, HAS AN INTEREST HEREIN.”; and (v) may bear such other legend as Funding LP, upon advice of counsel, deems to be applicable.

(b)
Notwithstanding any other provisions of this Section 2.4 or of Section 3.5, and subject to the provisions of paragraph (c) below, unless the terms of a Global Note or the applicable Indenture Supplement expressly permit such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 3.5, only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by Funding LP, or to a nominee of such successor Depository.

(c)
With respect to Notes issued within Canada, unless otherwise specified in the applicable Indenture Supplement, or with respect to Notes issued outside Canada, if specified in the applicable Indenture Supplement:

(i)
If at any time the Depository for a Global Note notifies Funding LP that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository for the Notes for such Series or Class ceases to be a clearing agency registered under the Securities Act (Ontario), or other applicable statute or regulation, Funding LP shall appoint a successor Depository with respect to such Global Note. If a successor Depository for such Global Note is not appointed by Funding LP within ninety (90) days after Funding LP receives such notice or becomes aware of such ineligibility, Funding LP shall execute, and the Indenture Trustee or its agent, upon receipt of a Funding LP Certificate requesting the authentication and delivery of individual Notes of such Series or Class in exchange for such Global Note, shall authenticate and deliver, individual Notes of such Series or Class of like tenor and terms in an aggregate Stated Principal Amount equal to the Stated Principal Amount of the Global Note in exchange for such Global Note.

(ii)
Funding LP may at any time and in its sole discretion determine that the Notes of any Series or Class or portion thereof issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event Funding LP shall execute, and the Indenture Trustee, upon receipt of a Funding LP Certificate for the authentication and delivery of individual Notes of such Series or Class in exchange in whole or in part for such Global Note, shall authenticate and deliver individual Notes of such Series or Class of like tenor and terms in definitive form in an aggregate Stated Principal Amount equal to the Stated Principal Amount of such Global Note or Notes representing such Series or Class or portion thereof in exchange for such Global Note or Notes.

(iii)
If specified by Funding LP pursuant to Sections 2.2 and 3.1 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of such Series or Class of like tenor and terms in definitive form on such terms as are acceptable to Funding LP and such Depository. Thereupon Funding LP shall execute, and the Indenture Trustee or its agent shall authenticate and deliver, without service charge (A) to each Person specified by such Depository a new Note or Notes of the same Series or Class of like tenor and terms and of any authorized denomination as requested by such Person in aggregate Stated Principal Amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the Stated Principal Amount of the surrendered Global Note and the aggregate Stated Principal Amount of Notes delivered to the Holders thereof.

(iv)
If any Event of Default has occurred with respect to such Global Notes, and Holders of Notes evidencing not less than 50% of the unpaid Outstanding Principal Amount of the Global Notes of that Class advise the Indenture Trustee and the Depository that a Global Note is no longer in the best interest of the Noteholders, the Holders of Global Notes of that Class may exchange such Notes for individual Notes.

(v)
In any exchange provided for in any of the preceding paragraphs, Funding LP shall execute and the Indenture Trustee or its agent shall authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of the entire Stated Principal Amount of a Global Note for individual Notes, such Global Note shall be cancelled by the Indenture Trustee or its agent.  Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee or the Note Registrar in writing.  The Indenture Trustee or the Note Registrar shall deliver such Notes to the Persons in whose names such Notes are so registered.

2.5	Temporary Global Notes and Permanent Global Notes

If specified in the applicable Indenture Supplement for any Series or Class, all or any portion of a Global Note may initially be issued in the form of a single temporary Global Note (the “Temporary Global Note”), without interest coupons, in the denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the applicable Indenture Supplement.  The Temporary Global Note shall be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Notes in definitive form.  The Temporary Global Note may be exchanged as described in the applicable Indenture Supplement for permanent Global Notes (the “Permanent Global Notes”).

2.6	Beneficial Ownership of Global Notes

Until definitive Notes have been issued to the applicable Noteholders pursuant to Section 2.4 or as otherwise specified in any applicable Indenture Supplement,

(a)
Funding LP and the Indenture Trustee may deal with the applicable Depository and the Depository’s participants for all purposes (including the making of distributions) as the authorized representatives of the respective Note Owners; and

(b)
the rights of the respective Note Owners shall be exercised only through the applicable Depository and the Depository’s participants and shall be limited to those established by law and agreements between such Note Owners and the Depository and/or the Depository’s participants. Pursuant to the operating rules of the applicable Depository, unless and until Notes in definitive form are issued pursuant to Section 2.4, the Depository shall make book-entry transfers among the Depository’s participants and receive and transmit distributions of principal and interest on the related Notes to such Depository’s participants.

For purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the aggregate unpaid principal amount of Outstanding Notes, such direction or consent may be given by Note Owners (acting through the Depository and the Depository’s participants) owning interests in Notes evidencing the requisite percentage of principal amount of Notes.

2.7	Notices to Depository

Whenever any notice or other communication is required to be given to Noteholders with respect to which book-entry Notes have been issued, unless and until Notes in definitive form shall have been issued to the related Note Owners, the Indenture Trustee shall give all such notices and communications to the applicable Depository.

ARTICLE 3
THE NOTES

3.1	General Title; General Limitations; Issuable in Series; Terms of a Series or Class

(a)	The aggregate Stated Principal Amount of Notes which may be authenticated and delivered and Outstanding under this Indenture is not limited.

(b)
The Notes may be issued in one or more Series or Classes up to an aggregate Stated Principal Amount of Notes of such Series or Class as from time to time may be authorized by Funding LP hereunder and under the related Indenture Supplements. All Notes of each Series or Class under this Indenture shall in all respects be equally and rateably entitled to the benefits hereof with respect to such Series or Class without preference, priority or distinction, except, with respect to a Series or Class, as specified herein and in the applicable Indenture Supplement for such Series or Class.

(c)
Each Note issued must be part of a Series or Class of Notes for purposes of allocations pursuant to Article 7.  A Series of Notes is created pursuant to an Indenture Supplement. A Class of Notes of that Series is created pursuant to such Indenture Supplement.

(d)
Each Series of Notes may, but need not be, subdivided into multiple Classes. Unless the context otherwise requires, references herein to a Class of Notes include a Series of Notes that has not been subdivided into multiple Classes. Notes belonging to a Class in any Series may be entitled to specified payment priorities over other Classes of Notes in that Series.

(e)
There shall also be established in or pursuant to an Indenture Supplement or terms document related to the applicable Indenture Supplement before the initial issuance of Notes of each such Series or Class, the principal terms (“Principal Terms”) of each Series and Class of Notes to be created.  The Principal Terms of a Series or Class may include:

(i)	the Series designation;

(ii)	the Stated Principal Amount of the Notes;

(iii)	whether such Notes are of a particular Class of Notes;

(iv)	the currency or currencies in which such Notes shall be denominated and in which payments of principal of, and interest on, such Notes shall or may be payable;

(v)
if the principal of or interest, if any, on such Notes are to be payable, at the election of Funding LP or a Holder thereof, in a currency or currencies other than that in which the Notes are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(vi)
if the amount of payments of principal or interest, if any, on such Notes may be determined with reference to an index based on (A) a currency or currencies other than that in which the Notes are stated to be payable; (B) changes in the prices of one or more other securities or groups or indexes of securities; or (C) changes in the prices of one or more commodities or groups or indexes of commodities, or any combination of the foregoing, the manner in which such amounts shall be determined;

(vii)	the price or prices at which the Notes shall be issued;

(viii)	the times at which such Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of any such redemption provisions;

(ix)
the rate per annum at which such Notes shall bear interest, if any, or the formula or index on which such rate shall be determined, including all relevant definitions, and the date from which interest shall accrue;

(x)	each Interest Payment Date, Principal Payment Date, Scheduled Final Payment Date and Series Final Maturity Date and Place of Payment for such Notes;

(xi)	the Initial Principal Amount of such Notes, and the means for calculating the Outstanding Principal Amount of such Notes;

(xii)	whether or not application shall be made to list such Notes on any securities exchange;

(xiii)
any Events of Default or Early Amortization Events with respect to such Notes, if not set forth herein, and any additions to the Events of Default set forth herein that shall be applicable to such Notes;

(xiv)
if such Notes shall be issued in whole or in part in the form of a Global Note or Global Notes, the terms and conditions (other than or in addition to those specified in Section 2.4), if any, upon which such Global Note or Global Notes may be exchanged in whole or in part for other individual Notes; and the Depository for such Global Note or Global Notes (if other than the Depository specified in Section 1.1);

(xv)	whether such Notes are to be issued with or without coupons or both;

(xvi)	the subordination of such Notes to any other indebtedness of Funding LP, including without limitation, the Notes of any other Series or Class;

(xvii)	the Record Date for any Payment Date of such Notes, if different from the last day of the month before the related Payment Date; and

(xviii)	any other terms of such Notes which shall not be inconsistent with the provisions of this Indenture;

all upon such terms as may be determined in or pursuant to an Indenture Supplement with respect to such Series or Class.

(f)
The form of the Notes of each Series or Class shall be established pursuant to the provisions of this Indenture and the related Indenture Supplement creating such Series or Class. The Notes of each Series or Class shall be distinguished from the Notes of each other Series or Class in such manner, reasonably satisfactory to the Indenture Trustee, as Funding LP may determine.

(g)	Unless otherwise provided with respect to Notes of a particular Series or Class, the Notes of any particular Series or Class shall be issued in registered form, without coupons.

(h)
Any terms or provisions in respect of the Notes of any Series or Class issued under this Indenture may be determined pursuant to this Section by providing in the applicable Indenture Supplement for the method by which such terms or provisions shall be determined.

(i)
The Notes of each Series or Class may have such Scheduled Final Payment Date or Dates or Series Final Maturity Date or Dates, be issuable at such premium over or discount from their face value, bear interest at such rate or rates (which may be fixed or floating), from such date or dates, payable in such instalments and on such dates and at such place or places to the Holders of Notes registered as such on such Record Dates, or may bear no interest, and have such terms, all as shall be provided for in or pursuant to the applicable Indenture Supplement.

3.2	Denominations

The Notes of each Class shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement. In the absence of any such provisions with respect to the Notes of any Class, the Notes of that Class may be issued in any denominations.

3.3	Execution, Authentication, Delivery and Dating

(a)	The Notes shall be executed on behalf of Funding LP by an Authorized Officer of Funding LP. The signature of any Authorized Officer of Funding LP on the Notes may be manual or facsimile.

(b)
Notes bearing the manual or facsimile signatures of individuals who were at any time Authorized Officers of Funding LP shall bind Funding LP, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c)
At any time and from time to time after the execution and delivery of this Indenture, Funding LP may deliver Notes executed by Funding LP to the Indenture Trustee for authentication; and the Indenture Trustee shall, upon request by a Funding LP Certificate, authenticate and, deliver or retain as custodian for the Depository, such Notes as in this Indenture provided and not otherwise.

(d)
Before any such authentication and delivery, the Indenture Trustee shall be entitled to receive, in addition to any Funding LP Certificate and Opinion of Counsel required to be furnished to the Indenture Trustee pursuant to Section 1.2, the Funding LP Certificate and any other opinion or certificate relating to the issuance of the Series or Class of Notes required to be furnished pursuant to Section 2.2 or Section 3.10.

(e)
The Indenture Trustee shall not be required to authenticate such Notes if the issue thereof shall adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Indenture.

(f)	Unless otherwise provided in the form of Note for any Series or Class, all Notes shall be dated the date of their authentication.

(g)
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

3.4	Temporary Notes

(a)
Pending the preparation of definitive Notes of any Class, Funding LP may execute, and, upon receipt of the documents required by Section 3.3, together with a Funding LP Certificate, the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as Funding LP may determine, as evidenced by Funding LP’s execution of such Notes.

(b)
If temporary Notes of any Class are issued, Funding LP shall cause definitive Notes of such Class to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes of such Class shall be exchangeable for definitive Notes of such Class upon surrender of the temporary Notes of such Class at the office or agency of Funding LP in a Place of Payment, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Notes Funding LP shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like Stated Principal Amount of definitive Notes of such Class of authorized denominations and of like tenor and terms.  Until so exchanged the temporary Notes of such Class shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such Class.

3.5	Registration, Transfer and Exchange

(a)
Funding LP shall keep or cause to be kept a register (herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, Funding LP shall provide for the registration of Notes, or of Notes of a particular Class, and for transfers of Notes or of Notes of such Class.  Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection by the Indenture Trustee or any Noteholder at the office or agency in each Place of Payment as designated by Funding LP.

(b)
Subject to Section 2.4, upon surrender for transfer of any Note of any Class at the office or agency of Funding LP in a Place of Payment, Funding LP shall execute, and, upon receipt of such surrendered note, the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of such Class of any authorized denominations, of a like aggregate Stated Principal Amount, Scheduled Final Payment Date and Series Final Maturity Date and of like terms.

(c)
Subject to Section 2.4, at the option of the Holder, Notes of any Class may be exchanged for other Notes of such Class of any authorized denominations, of a like aggregate Stated Principal Amount, Scheduled Final Payment Date and Series Final Maturity Date and of like terms, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, Funding LP shall execute, and the Indenture Trustee shall authenticate and deliver the Notes which the Noteholders making the exchange are entitled to receive.

(d)
All Notes issued upon any transfer or exchange of Notes shall be the valid and legally binding obligations of Funding LP, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(e)
Every Note presented or surrendered for transfer or exchange shall (if so required by Funding LP or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Funding LP and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

(f)
Unless otherwise provided in the Note to be transferred or exchanged, no service charge shall be made on any Noteholder for any transfer or exchange of Notes, but Funding LP may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 3.4 or Section 15.5 not involving any transfer.

(g)
None of Funding LP, the Indenture Trustee, any agent of the Indenture Trustee, any Paying Agent or the Note Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(h)
Funding LP initially appoints the Indenture Trustee to act as Note Registrar for the Notes on its behalf. Funding LP may at any time and from time to time authorize any Person to act as Note Registrar in place of the Indenture Trustee with respect to any Class of Notes issued under this Indenture.

3.6	Mutilated, Destroyed, Lost and Stolen Notes

(a)
If (i) any mutilated Note is surrendered to the Indenture Trustee, or Funding LP and the Indenture Trustee receive evidence to its satisfaction of the destruction, loss or theft of any Note; and (ii) there is delivered to Funding LP and the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then Funding LP shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Series or Class, Scheduled Final Payment Date, Series Final Maturity Date and Stated Principal Amount, bearing a number not contemporaneously Outstanding.

(b)	In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, Funding LP in its discretion may, instead of issuing a new Note, pay such Note.

(c)
Upon the issuance of any new Note under this Section, Funding LP may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(d)
Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of Funding LP, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Series or Class duly issued hereunder.

(e)
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

3.7	Payment of Interest; Interest Rights Preserved

(a)
Unless otherwise provided with respect to such Note pursuant to Section 3.1, interest payable on any Note shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date.

(b)
Subject to clause (a), each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

3.8	Persons Deemed Owners

Funding LP, the Indenture Trustee and any agent of Funding LP or the Indenture Trustee may treat the Person who is proved to be the owner of such Note pursuant to Section 1.4(c) as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 3.7) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither Funding LP, the Indenture Trustee nor any agent of Funding LP or the Indenture Trustee shall be affected by notice to the contrary.

3.9	Cancellation

All Notes surrendered for payment, redemption, transfer, conversion or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and, if not already cancelled, shall be promptly cancelled by it. Funding LP may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which Funding LP may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Note shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. The Indenture Trustee shall dispose of all cancelled Notes in accordance with its customary procedures and shall deliver a certificate of such disposition to Funding LP.

3.10	New Issuances of Notes

(a)	Funding LP may issue new Notes of any Series or Class, so long as the following conditions precedent are satisfied:

(i)
on or before the tenth Business Day before the date that the new issuance is to occur (other than with respect to any Series of Notes to be issued on the date of execution of this Indenture), Funding LP gives the Indenture Trustee and the Rating Agencies written notice of the issuance;

(ii)	on or prior to the date that the new issuance is to occur, Funding LP delivers to the Indenture Trustee and each Rating Agency a Funding LP Certificate to the effect that:

(A)
all instruments furnished to the Indenture Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Indenture Trustee to authenticate and deliver such Notes;

(B)	the form and terms of such Notes have been established in conformity with the provisions of this Indenture;

(C)	no Early Amortization Event will occur with respect to any Outstanding Series as a consequence of such new issuance; and

(D)
all Applicable Laws and requirements with respect to the execution and delivery by Funding LP of such Notes have been complied with, Funding LP has the power and authority to issue such Notes and such Notes have been duly authorized and delivered by Funding LP and, assuming due authentication and delivery by the Indenture Trustee, constitute legal, valid and binding obligations of Funding LP enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and rateably with all other Notes, if any, of such Series or Class Outstanding, subject to the terms of this Indenture and each Indenture Supplement.

(iii)
on or before the date that the new issuance is to occur, Funding LP shall have delivered to the Indenture Trustee an Indenture Supplement and, if applicable, the Funding LP Certificate or terms document relating to the applicable Series, Class or Classes of Notes;

(iv)	in the case of Notes denominated in a Foreign Currency, Funding LP shall have appointed one or more Paying Agents in the appropriate countries;

(v)	the Rating Agency Condition in respect of each Outstanding Series and Class of Notes shall be satisfied with respect to such issuance;

(vi)	the conditions specified herein are satisfied; and

(vii)	any other conditions specified in the applicable Indenture Supplement and in the Indenture Supplement for any Outstanding Series are satisfied;

(b)	Funding LP and the Indenture Trustee shall not be required to obtain the consent of any Noteholder of any Outstanding Series or Class to issue any additional Notes of any Series or Class.

(c)
There are no restrictions on the timing or amount of any additional issuance of Notes of an Outstanding Class of a multiple issuance Series, so long as the conditions described in paragraph (a) are met.  As of the date of any additional issuance of Notes of an Outstanding Class of Notes, the Stated Principal Amount and Outstanding Principal Amount of that Class shall be increased to reflect the principal amount of the additional Notes.

When issued, the additional Notes of a Class shall be identical in all respects to the other Outstanding Notes of that Class and shall be equally and rateably entitled to the benefits of the Indenture and the related Indenture Supplement as the other Outstanding Notes of that Class without preference, priority or distinction.

3.11	Money for Note Payments to be Held in Trust

(a)
The Paying Agent, on behalf of the Indenture Trustee, shall make distributions to Noteholders from the applicable accounts pursuant to the provisions of the Indenture Supplements and shall report the amounts of such distributions to the Indenture Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the applicable accounts for the purpose of making the distributions referred to above. The Indenture Trustee may revoke such power and remove the Paying Agent if the Indenture Trustee determines in its sole discretion that the Paying Agent has failed to perform its obligations under this Indenture or any Indenture Supplement in any material respect. The Paying Agent upon removal shall return all funds in its possession to the Indenture Trustee.

(b)
Funding LP shall cause each Paying Agent (other than the Indenture Trustee) for any Series or Class of Notes to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it so agrees), subject to the provisions of this Section, that such Paying Agent shall:

(i)
hold all sums held by it for the payment of principal of or interest on Notes of such Series or Class in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii)
if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any default by Funding LP in the making of any such payment of principal or interest on the Notes of such Series or Class;

(iii)
if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)
immediately resign as a Paying Agent and, if such Paying Agent is not the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards described in this Section required to be met by a Paying Agent at the time of its appointment; and

(v)
comply with all requirements of the Income Tax Act with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(c)
Funding LP may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Series or Class of Notes or for any other purpose, pay, or by a Funding LP Certificate direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by Funding LP or such Paying Agent in respect of each and every Series or Class of Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by Funding LP in respect of all Notes, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by Funding LP or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(d)
Any money deposited with the Indenture Trustee or any Paying Agent, or then held by Funding LP, in trust for the payment of the principal of or interest on any Note of any Series or Class and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to Funding LP upon request in a Funding LP Certificate, or (if then held by Funding LP) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to Funding LP for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of Funding LP as trustee thereof, shall thereupon cease. The Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Funding LP give notice to the Holders of the Notes as to which the money to be repaid was held in trust, as provided in Section 1.6, a notice that such funds remain unclaimed and that, after a date specified in the notice, which shall not be less than thirty (30) days from the date on which the notice was delivered to the Holders of the Notes as to which the money to be repaid was held in trust, any unclaimed balance of such funds then remaining shall be paid to Funding LP free of the trust formerly impressed upon it.

(e)
Funding LP initially authorizes the Indenture Trustee to act as Paying Agent for the Notes on its behalf. Funding LP may at any time and from time to time authorize one or more Persons (including the Indenture Trustee) to act as Paying Agent in addition to or in place of the Indenture Trustee with respect to any Series or Class of Notes issued under this Indenture.

(f)
Each Paying Agent shall at all times have, or be a wholly owned subsidiary of a corporation which has, a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by the Office of the Superintendent of Financial Institutions (Canada) or be regulated by or subject to the supervision or examination of a governmental authority of a nation that is member of the Organization for Economic Co-operation and Development. If such Paying Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Paying Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition as so published.

3.12	Interest Act (Canada)

For the purposes of the Interest Act (Canada), each yearly rate of interest in respect of which interest is calculated on any basis other than a full calendar year is equivalent to such rate of interest multiplied by a fraction the numerator of which is the actual number of days in the calendar year in which such yearly rate of interest is applicable or to be ascertained and the denominator of which is the number of days comprising such other basis.

ARTICLE 4
GUARANTEE

4.1	Guarantee of Funding LP Obligations

Rental LP irrevocably and unconditionally guarantees to the Indenture Trustee for the benefit of the Noteholders, each Hedge Counterparty and the Indenture Trustee, in its individual capacity (each, a “Secured Party” and, collectively, the “Secured Parties”) the due and punctual payment in full (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of all Funding LP Obligations which are or may become from time to time owing or payable, or to be performed, or which remain owing or unpaid to, or to be performed for the benefit of any one or more of the Secured Parties (collectively, the “Guaranteed Obligations”). Rental LP agrees that this Guarantee is a continuing guarantee and a guarantee of payment and performance and not of collection.

4.2	Payment by Rental LP

Rental LP agrees, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law, in equity or otherwise against any other Person, that it shall, upon demand by the Indenture Trustee, make immediate payment to the Indenture Trustee the entire outstanding Guaranteed Obligations due and owing. Any such payment shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated, shall be made without set-off, counterclaim or deduction (whether for Taxes or otherwise), and shall be applied to the Guaranteed Obligations in accordance with the terms of this Indenture.

4.3	Waivers by Rental LP

Rental LP irrevocably waives, for the benefit of the Secured Parties:

(a)
in the case of any Event of Default, any right to require any Secured Party, as a condition of payment or performance by Rental LP, to (i) proceed against Funding LP or any other Person, (ii) proceed against or exhaust any security held from Funding LP or any other Person, or (iii) pursue any other remedy in the power of such Secured Party whatsoever;

(b)
any defence arising by reason of the incapacity, lack of authority or any disability or other defence of Funding LP including any defence based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Funding LP from any cause other than satisfaction in full of the Guaranteed Obligations;

(c)	any defence based upon the Indenture Trustee’s or any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations;

(d)	any rights to set-offs, recoupments and counterclaims; and

(e)	any defences or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

4.4	Liability of Rental LP Absolute

Rental LP agrees that its obligations under this Guarantee are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than satisfaction in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, Rental LP agrees as follows:

(a)
any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of Rental LP’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations; or (iii) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations; and

(b)
this Guarantee and the obligations of Rental LP hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for (i) any change, reorganization or termination of the structure or existence of Funding LP (including any change in the Funding LP Partnership Agreement or in the identity of its partners), any change in the ownership, control, name, objects, business or assets of Funding LP, any restructuring of the Guaranteed Obligations, or any amalgamation or consolidation of Funding LP with any other Person; (ii) any failure to perfect or continue perfection of the Security Interests in the Collateral or any part thereof; (iii) any reduction, limitation, impairment, discharge or termination of the Guaranteed Obligations by operation of law or otherwise, including, any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting Funding LP or any of its Affiliates; or (iv) any amendment, variation, modification, supplement or replacement of any of the Transaction Documents or any other document or instrument.

4.5	Rental LP’s Rights of Subrogation

Rental LP shall be subrogated to all rights of the Secured Parties and the holders of any interest therein against Funding LP in respect of any amount paid by Rental LP under this Trust Indenture or pursuant to the provisions of this Guarantee, provided, however, that Rental LP shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the Guaranteed Obligations shall have been indefeasibly paid and performed in full.

ARTICLE 5
SECURITY AND COLLATERAL

5.1	Funding LP Security

(a)
Funding LP grants to the Indenture Trustee for the benefit and security of the Secured Parties a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to all of its property and undertaking (the “Funding LP Collateral”), including all of Funding LP’s:

(i)	present and after-acquired personal property;

(ii)
inventory including goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of Funding LP;

(iii)
equipment, machinery, furniture, fixtures, plant, vehicles and other goods of every kind and description and all licences and other rights and all related records, files, charts, plans, drawings, specifications, manuals and documents;

(iv)
accounts due or accruing, including the Funding LP Accounts and any amounts owing to Funding LP under any Inter-Partnership Loans, and all related agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating to them;

(v)	money, documents of title and chattel paper;

(vi)	Instruments and Investment Property;

(vii)	intangibles including all security interests, goodwill, choses in action, contracts, contract rights, licenses and other contractual benefits;

(viii)	Intellectual Property Rights;

(ix)	all substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Section 5.1(a)(i) through Section 5.1(a)(viii), inclusive; and

(x)
all proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in Section 5.1(a)(i) through Section 5.1(a)(ix), inclusive, including the proceeds of such proceeds.

(b)
The Funding LP Security Interest in the Funding LP Collateral is granted to secure the obligations of Funding LP to the Secured Parties under the Notes, all Hedging Agreements and under this Indenture and all Indenture Supplements and to secure:

(i)	the due payment by Funding LP of the principal, interest and other monies now or hereafter due or owing or due on, under or in respect of the Notes;

(ii)	the payment of all other sums payable by Funding LP to any Secured Party under this Indenture, any Indenture Supplement or any other Transaction Document;

(iii)	the payment of all sums payable by Funding LP to the Indenture Trustee in its personal capacity; and

(iv)	compliance by Funding LP with the provisions of this Indenture or any Indenture Supplement.

5.2	Rental LP Security

(a)
Rental LP grants to the Indenture Trustee for the benefit and security of the Secured Parties a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to all of its property and undertaking (the “Rental LP Collateral”), including all of Rental LP’s:

(i)	present and after-acquired personal property;

(ii)
inventory including goods held for sale, lease or resale (including all Rental LP Vehicles), goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of Rental LP;

(iii)
equipment, machinery, furniture, fixtures, plant, vehicles and other goods of every kind and description and all licences and other rights and all related records, files, charts, plans, drawings, specifications, manuals and documents;

(iv)
accounts due or accruing, including the Rental LP Accounts and any amounts owing to Rental LP under any Inter-Partnership Loans, and all related agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating to them;

(v)	money, documents of title and chattel paper;

(vi)	Instruments and Investment Property;

(vii)	intangibles including all security interests, goodwill, choses in action, contracts, contract rights, licenses and other contractual benefits;

(viii)	Intellectual Property Rights;

(ix)	all substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Section 5.2(a)(i) through Section 5.2(a)(viii), inclusive; and

(x)
all proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in Section 5.2(a)(i) through Section 5.2(a)(ix), inclusive, including the proceeds of such proceeds.

(b)
The Rental LP Security Interest in the Rental LP Collateral is granted to secure the Guaranteed Obligations of Rental LP to the Secured Parties and to secure compliance by Rental LP with the provisions of this Indenture or any Indenture Supplement.

5.3	Additional Security Provisions

(a)	This Indenture is a security agreement within the meaning of the PPSA as in effect in the Province of Ontario.

(b)
The Indenture Trustee acknowledges the grant of the Security Interests and accepts the Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Secured Parties may be adequately and effectively protected.

(c)
Particular Notes shall benefit from the Security Interests to the extent (and only to the extent) collections on and proceeds of the Collateral and other collateral are allocated for their benefit pursuant to this Indenture and the applicable Indenture Supplement.

(d)
Each of Funding LP and Rental LP acknowledges that, in order to give full force and effect to Sections 5.1 and 5.2, it will be necessary or advisable from time to time to execute additional or other forms of security documents in or for other jurisdictions (including one or more demand debentures, debenture pledge agreements or deeds of moveable hypothec under the laws of Quebec) to secure the Secured Obligations created or to be created under this Indenture, the Indenture Supplements, and any Hedging Agreements and each of Funding LP and Rental LP agrees to forthwith execute any such other or additional security documents to similar or no greater effect as Sections 5.1 and 5.2 for any such other jurisdictions, upon the reasonable request of the Indenture Trustee from time to time.   All rights acquired by the Indenture Trustee under any such other or additional security documents shall be held by the Indenture Trustee for the benefit of the Secured Parties as aforesaid and subject to the terms hereof and for the same purposes as it holds the Security Interests.

(e)
To have and to hold the Collateral and all rights hereby conferred unto the Indenture Trustee, its successors and assigns, forever, but in trust nevertheless, for the equal and rateable benefit and security of the Secured Parties as aforesaid (except as otherwise provided herein and in any Indenture Supplement) and for the uses and purposes and with the powers and authorities and subject to the terms and conditions set forth herein and in any Indenture Supplement, the Indenture Trustee hereby accepts and confirms such trust.

(f)
The Security Interests created by or pursuant to this Indenture are hereby deemed to be effective, and value therefor given, as of and from the date of this Indenture, whether or not any of the money secured by this Indenture shall be advanced or received before or after or at the time of the issue of any of the Notes or before or after or upon the date of this Indenture.

(g)
These presents are upon the express condition that if Funding LP and Rental LP shall well and truly indefeasibly pay, perform and satisfy all of the Secured Obligations, then the Security Interests and the estate and rights hereby granted by Funding LP and Rental LP to the Indenture Trustee shall cease and become null and void and the Collateral shall revert to and re-vest in Funding LP and Rental LP, as applicable, without any release, re-conveyance, re-entry or other act or formality whatsoever, except where such release, re-conveyance, re-entry or other act or formality is required in order to fully release the Collateral or re-convey same to Funding LP or Rental LP, as the case may be, free and clear of any and all Liens in favour of the Indenture Trustee, in which cases the Indenture Trustee hereby undertakes forthwith to execute, file and deliver any and all such releases, re-conveyances, re-entries, acts or formalities.

(h)
Funding LP, Rental LP and the Indenture Trustee agree that the Security Interests shall attach immediately to the Collateral in which Funding LP or Rental LP, as applicable, has any interest on the date hereof, and, with respect to after-acquired property, forthwith at the time that Funding LP or Rental LP, as the case may be, shall acquire an interest therein, and that there is no agreement to postpone attachment.

(i)
For the purposes of the grant of security under the laws of the Province of Quebec which may now or in the future be required to be provided by Funding LP, Rental LP and the General Partner of Rental LP (in this Section 5.3(i), the “GP”), the Indenture Trustee is hereby irrevocably authorized and appointed to act as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold any hypothec granted under the laws of the Province of Quebec as security for the Notes and any debenture, bond or other title of indebtedness that may be issued by Funding LP, Rental LP and the GP pursuant to a deed of hypothec and to exercise such rights and duties as are conferred upon a fondé de pouvoir under the relevant deed of hypothec and Applicable Laws (with the power to delegate any such rights or duties).  Moreover, in respect of any pledge by Funding LP, Rental LP or the GP of any such debenture, bond or other title of indebtedness issued under any such deed of hypothec as security for the Funding LP Obligations (other than the Notes) or the Rental LP Obligations, as applicable, the Indenture Trustee shall also be authorized to hold such debenture, bond or other title of indebtedness as agent and pledgee for its own account and for the benefit of all Secured Parties, in each case notwithstanding the provisions of Section 32 of An Act respecting the Special Powers of Legal Persons (Quebec).  The execution prior to the date hereof by the Indenture Trustee of any deed of hypothec or other security documents made pursuant to the laws of the Province of Quebec, is hereby ratified and confirmed.  Any Person who becomes a Secured Party or successor Indenture Trustee shall be deemed to have consented to and ratified the foregoing appointment of the Indenture Trustee as fondé de pouvoir, agent and mandatary on behalf of all Secured Parties, including such Person and Any affiliate of such Person designated above as a Secured Party.  For greater certainty, the Indenture Trustee, acting as the holder of an irrevocable power of attorney (fondé de pouvoir), shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of the Indenture Trustee in this Indenture, which shall apply mutatis mutandis.  In the event of the resignation and appointment of a successor Indenture Trustee, such successor Indenture Trustee shall also act as such holder of an irrevocable power of attorney (fondé de pouvoir).

(j)
The Indenture Trustee, for itself and on behalf of the Noteholders and the other Secured Parties, hereby grants a power of attorney and a mandate to each of Funding LP and Rental LP for the purpose of executing with respect to the Collateral and the security interests created thereby, on behalf of the Indenture Trustee, the Noteholders and other Secured Parties, any and all acquittances, mainlevées, radiations, cancellations, reductions, retrocessions and all other documents for the purpose of discharging, releasing, reassigning, retroceding, waiving or subordinating any reservation of title, hypothec, lease, right of ownership under a leasing contract (crédit-bail), security interest, charge in respect of accounts receivable and any other personal or real right contained in or created by the Collateral and which may from time to time be registered in the Province of Quebec under or with respect to the Collateral, and more particularly, at the Register of Personal and Moveable Real Rights, including endorsing the Indenture Trustee’s, the Noteholders’ or the other Secured Parties’ name on any consent, filings, registrations or other documents in furtherance thereof.  By acceptance of a Note or other obligation of Funding LP or Rental LP secured by the Indenture, the Indenture Trustee, for itself and on behalf of the Noteholders and the other Secured Parties, is deemed to have granted the appointment contained in this Section 5.3(j).  The Indenture Trustee for itself and on behalf of the Noteholders and the other Secured Parties, hereby agrees to execute and deliver or cause to be executed and delivered such instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Funding LP or Rental LP, as applicable, to carry out more effectively the provisions and purposes of this Section 5.3(j).

(k)
Each of Funding LP and Rental LP intends the Security Interests granted pursuant to this Indenture in favour of the Indenture Trustee to be prior to all other Liens in respect of the Collateral, except for Permitted Encumbrances.  Each of Funding LP and Rental LP shall take all actions necessary to obtain and maintain a perfected Lien on and security interest in the Funding LP Collateral, in the case of Funding LP, and the Rental LP Collateral, in the case of Rental LP, in favour of the Indenture Trustee that is prior to all other Liens in respect of the Collateral, except for Permitted Encumbrances. Each of Funding LP and Rental LP shall from time to time execute or authorize and deliver all such supplements and amendments hereto and all such financing statements and other instruments, all as prepared by Funding LP or Rental LP, as applicable, and shall take such other action necessary or advisable to:

(i)	grant a security interest more effectively in all or any portion of the Funding LP Collateral, in the case of Funding LP, and the Rental LP Collateral, in the case of Rental LP;

(ii)
maintain or preserve the Funding LP Security Interest (and the priority thereof), in the case of Funding LP, and the Rental LP Security Interest (and the priority thereof), in the case of the Rental LP Security Interest, or carry out more effectively the purposes hereof;

(iii)
perfect, publish notice of or protect the validity of any grant of the Funding LP Security Interest, in the case of Funding LP, and the Rental LP Security Interest, in the case of Rental LP, made or to be made by this Indenture;

(iv)	enforce each instrument or agreement included in the Funding LP Collateral, in the case of Funding LP, and the Rental LP Collateral, in the case of Rental LP;

(v)
preserve and defend title to the Funding LP Collateral and the rights of the Indenture Trustee in such Funding LP Collateral, in the case of Funding LP, and the Rental LP Collateral and the rights of the Indenture Trustee in such Rental LP Collateral, in the case of Rental LP, against the claims of all persons and parties; or

(vi)	pay all Taxes or assessments levied or assessed upon the Funding LP Collateral, in the case of Funding LP, and the Rental LP Collateral, in the case of Rental LP, in each case when due.

(l)
Each of Funding LP and Rental LP shall from time to time promptly pay all financing statements recording and/or filing fees, charges and stamp or other documentary taxes relating to this Indenture, any amendments thereto and any other instruments of further assurance. Each of Funding LP and Rental LP hereby designates the Indenture Trustee its agent and attorney-in-fact to execute upon Funding LP’s or Rental LP’s failure, as applicable, to do so, any financing statement or other instrument required by the Indenture Trustee pursuant to this Section.

(m)	Without limiting the generality of Sections 5.3(k)(ii) or (iii):

(i)
Funding LP shall cause this Indenture, all amendments and supplements hereto and/or all financing statements and any other necessary documents covering the Indenture Trustee’s right, title and interest to the Collateral to be promptly recorded, registered and filed, and at all times to be kept, recorded, registered and filed, all in such manner and in such places as may be required by Applicable Law fully to preserve, protect and render opposable the right, title and interest of the Indenture Trustee to all property comprising the Collateral. Funding LP shall deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

(ii)
Within 10 days after either Partnership makes any change in its name, identity or organization structure which would make any financing statement filed in accordance with paragraph 5.3(m)(i) ineffective, Rental LP or Funding LP, as applicable, shall give the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Indenture Trustee’s Security Interests in the Collateral.

(iii)
Each Partnership shall give the Indenture Trustee prompt notice of any relocation of its chief executive office, place of business or province of location, and any change in the jurisdiction of its organization, and if as a result of such relocation or change, the applicable provision of the PPSA (or equivalent) would require the filing of any amendment of any previously filed financing statement or of any new financing statement, the applicable Partnership shall (x) provide the notice referred to above not less than 5 Business Days prior to making such relocation or change, and (y) shall file such financing statements or amendments as may be necessary to continue the perfection and priority of the Indenture Trustee’s Security Interests in the Collateral. Each Partnership shall at all times maintain its chief executive office within Canada.

(n)
The Indenture Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of all or any part of the Collateral by any acts which may be unlawful or in violation of this Indenture, and such suits and proceedings as the Indenture Trustee may deem expedient to preserve or protect the interests of the Secured Parties in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Secured Parties).

(o)
In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article to be sold be under any obligation to ascertain or inquire into the authority of either Partnership or any other obligor, as applicable, to make any such sale or other transfer.

(p)
In case the Collateral shall be in the possession of a Receiver or trustee, lawfully appointed, the powers conferred in this Article upon either Partnership or any other obligor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such Receiver or trustee, and an instrument signed by such Receiver or trustee shall be deemed the equivalent of any similar instrument of either Partnership or any other obligor, as applicable, or of any officer or officers thereof required by the provisions of this Article.

(q)
In the event (i) the Indenture Trustee shall receive any written request from Funding LP, Rental LP or any other obligor for consent or approval with respect to any matter or thing relating to any Collateral or Funding LP’s, Rental LP’s or any other obligor’s obligations with respect thereto; or (ii) there shall be due to or from the Indenture Trustee under the provisions hereof any performance or the delivery of any instrument; or (iii) the Indenture Trustee shall become aware of any non-performance by either Partnership or any other obligor of any covenant or any breach of any representation or warranty of either Partnership or any other obligor set forth in this Indenture, then, in each such event, the Indenture Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Indenture Trustee on the manner in which the Indenture Trustee should respond to such request or render any requested performance or response to such non-performance or breach (the expenses of which shall be reimbursed to the Indenture Trustee pursuant to Section 12.7). The Indenture Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Majority Holders of the Outstanding Senior Notes.

(r)
Any action taken by the Indenture Trustee pursuant to this Article in respect of the release of Collateral shall be taken by the Indenture Trustee as its interest in such Collateral may appear, and no provision of this Article is intended to, or shall, excuse compliance with any provision hereof.

(s)
Each Partnership may contract with or appoint other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in the applicable Officer’s Certificate shall be deemed to be action taken by the applicable Partnership.  The parties hereto acknowledge that Funding LP has delegated certain of its duties hereunder and under the other Transaction Documents as Servicer to its General Partner.  No such subcontracting or delegation by either Partnership shall relieve it of its obligations under this Indenture, any Indenture Supplement or any other Transaction Document.

ARTICLE 6
PARTNERSHIP ACCOUNTS AND INVESTMENTS

6.1	Accounts

(a)
Master Rental Account.  On or before the Initial Closing Date, Rental LP shall cause to be established and maintained a Canadian dollar Qualified Account (the “Master Rental Account”) in the name of “BNY Trust Company of Canada, as secured party for DTGC Car Rental Limited Partnership”.  The Master Rental Account shall initially be held at Bank of Montreal, having account number 0002-1984-571. Rental LP, subject to the rights of the Indenture Trustee hereunder and under any Indenture Supplement and the Security Interest granted by Rental LP hereunder, shall possess all right, title and interest in all funds and investments on deposit from time to time in the Master Rental Account and in all proceeds thereof (including all income thereon).

(b)
Master Vehicle Account.  On or before the Initial Closing Date, Rental LP shall cause to be established and maintained a Canadian dollar Qualified Account (the “Master Vehicle Account”) in the name of “BNY Trust Company of Canada, as secured party for DTGC Car Rental Limited Partnership”.  The Master Vehicle Account shall initially be held at Bank of Montreal, having account number 0002-1622-562. Rental LP, subject to the rights of the Indenture Trustee hereunder and under any Indenture Supplement and the Security Interest granted by Rental LP hereunder, shall possess all right, title and interest in all funds and investments on deposit from time to time in the Master Vehicle Account and in all proceeds thereof (including all income thereon).

(c)
VAT Account.  On or before the Initial Closing Date, Rental LP shall cause to be established and maintained a Canadian dollar Qualified Account (the “VAT Account”) in the name of “BNY Trust Company of Canada, as secured party for DTGC Car Rental Limited Partnership”.  The VAT Account shall initially be held at Bank of Montreal, having account number 0002-1984-563.  Rental LP, subject to the rights of the Indenture Trustee hereunder and under any related Indenture Supplement and the Security Interest granted by Rental LP hereunder, shall possess all right, title and interest in all funds and investments on deposit from time to time in the VAT Account and in all proceeds thereof (including all income thereon).

(d)
Transfer of Accounts.  If, at any time, the institution holding the Partnership Accounts ceases to be a Qualified Institution, Funding LP or Rental LP, as applicable, shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Rating Agency Condition in respect of each Outstanding Series and Class of Notes is satisfied) establish new Partnership Accounts that are Qualified Accounts and shall transfer any cash and/or investments to the new Qualified Accounts.

(e)
Servicer Authorization.  The Servicer shall be authorized to make deposits to and, prior to the occurrence of a Servicer Termination Event that has not been waived, to make transfers and withdrawals from, each of the Master Rental Account, the Master Vehicle Account, the VAT Account and each Series Account, in each case solely in accordance with the Transaction Documents.  After the occurrence of (i) a Servicer Termination Event that has not been waived, or (ii) an Event of Default, only the Indenture Trustee shall be authorized to make any transfers or withdrawals from the Master Rental Account, the Master Vehicle Account, the VAT Account or any Series Account.

6.2	Deposits to Account

(a)
Subject to the following sentence and to the provisions of any Indenture Supplements, Rental LP, or the Servicer on its behalf, shall deposit all Rental Revenues into the Master Rental Account as promptly as possible upon receipt and, in any event, no later than the second Business Day following receipt.  Notwithstanding the foregoing sentence, during a Monthly Remittance Period Rental LP or the Servicer on its behalf may deposit Rental Revenues directly into the Series Rental Accounts as provided for in Section 7.2, no later than 12:00 noon (Toronto time) on each Remittance Date.  All deposits of Rental Revenues into the Master Rental Account or the Series Rental Accounts shall be in immediately available funds.  Upon the termination of the Monthly Remittance Period, Rental LP, or the Servicer on its behalf, shall deposit into the Master Rental Account an amount equal to all Rental Revenues in respect of each Settlement Period where the Remittance Date for such Settlement Period has not yet occurred less any amounts previously deposited in respect of such Rental Revenues to any Series Rental Accounts.

(b)
Rental LP, or the Servicer on its behalf, shall use commercially reasonable efforts to cause all Proceeds of Disposition to be deposited directly to the Master Vehicle Account and shall cause any Proceeds of Disposition not directly deposited, to be deposited to the Master Vehicle Account no later than the second Business Day following receipt.  All deposits of Proceeds of Disposition into the Master Vehicle Account shall be in immediately available funds.  Rental LP may from time to time, in its sole discretion but subject to the provisions of any Indenture Supplements, deposit to the Master Vehicle Account any Unrestricted Funds available to it.  Rental LP shall deposit to the Master Vehicle Account all funds received by it as Inter-Partnership Transfers from Funding LP or capital contributions from its General Partner.  Funding LP shall transfer to Rental LP as an Inter-Partnership Transfer all amounts advanced to Funding LP under, or received by Funding LP in connection with the issuance of, Notes.

(c)
Rental LP, or the Servicer on its behalf, shall deposit into the VAT Account all amounts collected by Rental LP, or the Servicer on its behalf, on behalf of a Governmental Authority in respect of VAT as a result of the rental or sale of Vehicles by Rental LP or the provision of any other goods or services by Rental LP, or the Servicer on its behalf, and any amount received by Rental LP, or the Servicer on its behalf, from a Governmental Authority as a refund of VAT.  Rental LP, or the Servicer on its behalf, shall be entitled to disburse from the VAT Account any amount owed to a Governmental Authority in respect of VAT collected by Rental LP, or the Servicer on its behalf, and any amount owed to a Person as VAT in respect of the purchase of Vehicles or any other goods or services acquired by Rental LP.  Provided that a VAT Segregation Event has not occurred and is continuing, the funds to be deposited into the VAT Account may be co-mingled with Rental Revenues.

(d)
Without in any way limiting the obligation of Rental LP to pay VAT in accordance with Applicable Law, the Servicer shall pay VAT payable upon the purchase of Rental LP Vehicles directly from the VAT Account when VAT is not commingled with Rental Revenue or from Rental Revenues when VAT is commingled, or may first transfer the necessary amounts from Rental Revenues or the VAT Account, as the case may be, to the Master Vehicle Account to be remitted with the purchase of new Rental LP Vehicles.  VAT collected upon the sale of Rental LP Vehicles may be deposited directly to the VAT Account when VAT is not commingled with Rental Revenue or commingled with Rental Revenues when VAT is commingled, or may first be deposited to the Master Vehicle Account together with the related purchase price of the Rental LP Vehicle and then transferred from the Master Vehicle Account to the Servicer or to the VAT account, as applicable.

6.3	Investment of Funds in the Master Accounts and the VAT Account

Pending the distribution required or allowed herein, Rental LP, or the Servicer on its behalf, may use funds in the Master Vehicle Account and the VAT Account to purchase Eligible Investments for Rental LP; provided that amounts on deposit in such accounts shall be available in same day funds on the Business Day immediately preceding each Remittance Date.

ARTICLE 7
ALLOCATIONS, DEPOSITS AND PAYMENTS

7.1	Withdrawals from Master Vehicle Account

Rental LP, or the Servicer on its behalf, shall be entitled from time to time to withdraw or apply funds on deposit in the Master Vehicle Account to the payment of the purchase price of the Vehicles being acquired by Rental LP and to the making of Inter-Partnership Transfers to Funding LP to permit Funding LP to pay Interim Principal Payments provided that each of the conditions to such withdrawal specified in any Indenture Supplement is satisfied.

7.2	Allocation of Rental Revenues

On each Remittance Date, Rental LP, or the Servicer on its behalf, shall allocate to each Series of Notes a portion of the Rental Revenues for the related Settlement Period in an amount equal to the Rental Revenues Series Transfer Amount for such Remittance Date for such Series.  The amount so allocated to each Series shall be deposited to the applicable Series Rental Account on each Remittance Date.  If a Remittance Date is not during the Monthly Remittance Period, the amount of such deposits shall be withdrawn from the Master Rental Account.  If a Remittance Date is during the Monthly Remittance Period the amount of such deposits shall be paid by Rental LP or the Servicer from Rental Revenues then held by or for the account of Rental LP or the Servicer and not remitted to the Master Rental Account.  Any amount by which the Rental Revenues for a Settlement Period exceeds the aggregate of the Rental Revenues Series Transfer Amounts deposited to the Series Rental Accounts on the related Remittance Date may be retained by Rental LP during the Monthly Remittance Period or, if not during the Monthly Remittance Period, withdrawn by Rental LP on such Remittance Date from the Master Rental Account, in each case as Unrestricted Funds; provided that any conditions to such release specified in the Indenture Supplements are satisfied.

7.3	Allocation of Proceeds of Disposition

On each Remittance Date, Rental LP, or the Servicer on its behalf, shall allocate to each Series of Notes a portion of the Proceeds of Disposition for the previous Settlement Period in an amount equal to the Proceeds of Disposition Series Transfer Amount for such Remittance Date for such Series.  The amount so allocated to each Series shall be transferred from the Master Vehicle Account to the applicable Series Vehicle Account on each Remittance Date.  Any amount by which the Proceeds of Disposition Aggregate Transfer Amount for a Settlement Period exceeds the aggregate of the Proceeds of Disposition Series Transfer Amounts deposited to the Series Vehicle Accounts on the related Remittance Date may be withdrawn by Rental LP on such Remittance Date as Unrestricted Funds; provided that any conditions to such release specified in any Indenture Supplement are satisfied.

7.4	Final Payment

Each Class of Notes shall be considered to be paid in full, the Holders of such Class of Notes shall have no further right or claim, and Funding LP shall have no further obligation or liability with respect to such Class of Notes, on the date of the payment in full of (a) the Outstanding Principal Amount of and all accrued interest on that Class of Notes (which date shall follow the termination of any revolving period for such Series of Notes), and (b) all other amounts payable in respect of such Class of Notes under any related Note Purchase Agreement.

7.5	Payments within a Series or Class

All payments of principal, interest or other amounts to Holders of the Notes of a Series or Class shall be made in accordance with the related Indenture Supplement.

ARTICLE 8
SATISFACTION AND DISCHARGE

8.1	Satisfaction and Discharge of Indenture

This Indenture shall cease to be of further effect with respect to any Series or Class of Notes (except as to any surviving rights of transfer or exchange of Notes of that Series or Class expressly provided for herein or in the form of Note for that Series or Class), and the Indenture Trustee, on demand of and at the expense of Funding LP, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to that Series or Class, when:

(a)
all Notes of that Series or Class theretofore authenticated and delivered (other than (i) Notes of that Series or Class which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6; and (ii) Notes of that Series or Class for whose payment money has theretofore been deposited in trust or segregated and held in trust by Funding LP and thereafter repaid to Funding LP or discharged from that trust, as provided in Section 3.11) have been delivered to the Indenture Trustee and cancelled;

(b)
Funding LP has paid or caused to be paid all other sums payable hereunder (including payments to the Indenture Trustee pursuant to Section 12.7) by Funding LP with respect to the Notes of that Series or Class; and

(c)
Funding LP has delivered to the Indenture Trustee a Funding LP Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes of that Series or Class have been complied with. Notwithstanding the satisfaction and discharge of this Indenture with respect to any Series or Class of Notes, the obligations of Funding LP to the Indenture Trustee with respect to that Series or Class under Section 12.7 and the obligations of the Indenture Trustee under Section 3.11 shall survive such satisfaction and discharge.

ARTICLE 9
REPRESENTATIONS, WARRANTIES

9.1	Representations and Warranties of Funding LP

(a)	Funding LP hereby represents and warrants to the Indenture Trustee and the other Secured Parties that, as of the date hereof and as of the date of issue of each Note:

(i)	Funding LP is a Canadian partnership within the meaning of the Income Tax Act;

(ii)
Funding LP is a valid and subsisting limited partnership formed under the laws of the Province of Ontario and has full power and authority to own or lease its property, to carry on the Funding LP Business and to enter into this Indenture and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.  Funding LP is duly qualified, licensed or registered in each jurisdiction in which the failure to be so qualified, licensed or registered is reasonably likely to have a Material Adverse Effect in respect of Funding LP;

(iii)
this Indenture and the other Transaction Documents have been duly authorized, executed and delivered by Funding LP and are legal, valid and binding obligations of Funding LP, enforceable against Funding LP by the Indenture Trustee and any other Secured Party that is a party thereto in accordance with their terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(iv)
there are no actions, suits, proceedings or investigations commenced or, to the knowledge of Funding LP after due inquiry, contemplated or threatened against or affecting Funding LP at law or in equity before any arbitrator or before or by any governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind, which in any case would prevent or hinder the consummation of the transactions contemplated by this Indenture or any other Transaction Documents or which is reasonably likely to have a Material Adverse Effect in respect of Funding LP, other than as set out in Schedule A;

(v)
Funding LP has conducted and is conducting the Funding LP Business in compliance with all Applicable Laws of each jurisdiction in which any material portion of its business is carried on and has all required licences, permits, registrations and qualifications under the laws of each such jurisdiction to carry on its business, except to the extent that failure to so conduct its business or to have such licences, permits, registrations or qualifications is not reasonably likely to have a Material Adverse Effect in respect of Funding LP;

(vi)
the execution and delivery of this Indenture and the other Transaction Documents by Funding LP and the consummation of the transactions herein and therein provided for will not result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of Funding LP under

(A)	any Contract to which Funding LP is a party or by which it is or its properties are bound,

(B)	any provision of the Funding LP Partnership Agreement or any resolutions of the board of directors (or any committee thereof) or shareholders of the partners of Funding LP,

(C)	any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over Funding LP,

(D)	any licence, permit, approval, consent or authorization held by Funding LP necessary to the operation of Funding LP’s business, or

(E)	any Applicable Law, which breach, violation, default, conflict or acceleration (except in the case of (B) above) is reasonably likely to have a Material Adverse Effect in respect of Funding LP;

(vii)
the execution and delivery of this Indenture and the other Transaction Documents by Funding LP and the consummation of the transactions herein and therein provided for will not result in or require the creation of any Lien upon or with respect to any of Funding LP’s assets other than as specified in this Indenture;

(viii)
there is no requirement to make any filing with, give any notice to or to obtain a licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the transactions contemplated by this Indenture or any other Transaction Documents, except for filings, notifications, licences, permits, certificates, registrations, consents and approvals which have been given or obtained, as the case may be.  There is no requirement under any Contract to which Funding LP is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, be party to such Contract, relating to the consummation or transactions contemplated by this Indenture or any other Transaction Documents, except for notifications, consents and approvals which have been given or obtained, as the case maybe;

(ix)	the chief executive office of Funding LP and the chief place of business of Funding LP is located at 6050 Indian Line, Mississauga, ON, LV4 1G5;

(x)	Funding LP is duly licensed to collect provincial sales taxes in all applicable provinces and territories of Canada;

(xi)	Funding LP is registered under Part IX of the Excise Tax Act (Canada) and its GST registration number is 875036022RT0001;

(xii)	Funding LP is registered under an Act respecting Quebec Sales Tax and its registration number is 1022141691TQ0001;

(xiii)
all information, records and materials pertaining to the Rental LP Vehicles and each Servicer Report, in each case, delivered or made available by Funding LP to the Indenture Trustee and the Noteholders from time to time will be true and correct in all material respects;

(xiv)	no Event of Default has occurred and is continuing;

(xv)
all filings, recordings, notifications, registrations and other actions under all applicable requirements of law have been made or taken (except under the Civil Code (Quebec) which will be completed within 10 days after the date hereof or the applicable Closing Date, as the case may be) in each jurisdiction where necessary or appropriate to preserve, perfect, protect or render opposable the Funding LP Security Interest in the Funding LP Collateral created hereunder;

(xvi)
the Funding/Rental Purchase Agreement was effective to convey to Rental LP all of Funding LP’s right, title and interest in and to the Purchased Assets (as defined therein), subject to holding registered ownership as nominee pursuant to Sections 2.4(a) and (b) thereof;

(xvii)
to the extent Funding LP holds registered ownership to any Rental LP Vehicle, it does so as nominee, bare trustee and agent and in no other capacity and it and its partners will not assert or claim otherwise; and

(xviii)
the Funding LP Collateral is free of all Liens except for the Funding LP Security Interest and statutory and other non-consensual Liens, deemed trusts and encumbrances accruing due in the ordinary course of business which are not in arrears.

(b)	Funding LP hereby represents and warrants to the Indenture Trustee and the other Secured Parties that, since May 3, 2010:

(i)	Funding LP has not engaged in any business, other than the business of Funding LP described in the Funding LP Partnership Agreement;

(ii)	Funding LP has maintained books and records separate from any other Person;

(iii)	Funding LP has maintained its accounts separate from those of any other Person;

(iv)	Funding LP has not guaranteed or become obligated for the debts of any other Person or held out its credit as being available to satisfy the obligations of any other Person;

(v)	Funding LP has not commingled its assets with those of any other Person, except as may be permitted under the Transaction Documents;

(vi)	Funding LP has conducted its own business in its own name, except as contemplated by the Transaction Documents;

(vii)	Funding LP has maintained separate financial statements;

(viii)	Funding LP has paid its own liabilities out of its own funds;

(ix)	Funding LP has allocated fairly and reasonably any overhead for expenses shared with any other Person;

(x)	Funding LP has maintained its own separate mailing address;

(xi)	Funding LP has used separate stationery, invoices and cheques;

(xii)	Funding LP has held itself out as a separate Person;

(xiii)	Funding LP has corrected any known misunderstanding regarding its separate identity;

(xiv)	Funding LP has observed all partnership formalities and other formalities required by the Funding LP Partnership Agreement and the Limited Partnerships Act (Ontario);

(xv)	Funding LP has maintained an arm’s length relationship with its Affiliates;

(xvi)	Funding LP has not acquired obligations or securities of its Affiliates;

(xvii)	Funding LP has not pledged its assets for the benefit of any other entity or made any loans or advances to any entity, except as provided in the Transaction Documents;

(xviii)	Funding LP has maintained adequate capital in light of its contemplated business operations;

(xix)	none of Funding LP or any of its partners has changed its name or entered into any corporate reorganization, merger or amalgamation; and

(xx)
its limited partner has at all times complied with the separateness requirements in the limited partner’s constating documents as such requirements appear on the date hereof and has not engaged in any business, other than the business of the limited partner of Funding LP, as described in the limited partner’s constating documents.

The representations and warranties set forth in this Section 9.1 will survive the date hereof and each Closing Date provided for herein and remain in full force and effect for the benefit of the Indenture Trustee, on behalf of itself and the Noteholders.

9.2	Representations and Warranties of Rental LP

(a)	Rental LP hereby represents and warrants to the Indenture Trustee and the other Secured Parties that, as of the date hereof and as of the date of issue of each Note:

(i)	Rental LP is a Canadian partnership within the meaning of the Income Tax Act;

(ii)
Rental LP is a valid and subsisting limited partnership formed under the laws of the Province of Ontario and has full power and authority to own or lease its property, to carry on the DT Car Rental Business and to enter into this Indenture and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.  Rental LP is duly qualified, licensed or registered in each jurisdiction in which the failure to be so qualified, licensed or registered is reasonably likely to have a Material Adverse Effect in respect of Rental LP;

(iii)
This Indenture and the other Transaction Documents have been duly authorized, executed and delivered by Rental LP and are legal, valid and binding obligations of Rental LP, enforceable against Rental LP by the Indenture Trustee and any other Secured Party that is a party hereto or thereto in accordance with their terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(iv)
There are no actions, suits, proceedings or investigations commenced or, to the knowledge of Rental LP after due inquiry, contemplated or threatened against or affecting Rental LP at law or in equity before any arbitrator or before or by any governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind, which in any case would prevent or hinder the consummation of the transactions contemplated by this Indenture or any other Transaction Documents or which is reasonably likely to have a Material Adverse Effect in respect of Rental LP; other than as set out in Schedule A;

(v)
Rental LP has conducted and is conducting its business in compliance with all Applicable Laws of each jurisdiction in which any material portion of its business is carried on and has all required licences, permits, registrations and qualifications under the laws of each such jurisdiction to carry on its business, except to the extent that failure to so conduct its business or to have such licences, permits, registrations or qualifications is not reasonably likely to have a Material Adverse Effect in respect of Rental LP;

(vi)
The execution and delivery of this Indenture and the other Transaction Documents by Rental LP and the consummation of the transactions herein and therein provided for will not result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of Rental LP under

(A)	any Contract to which Rental LP is a party or by which it is or its properties are bound,

(B)	any provision of the Rental LP Partnership Agreement or any resolutions of the board of directors (or any committee thereof) or shareholders of the partners of Rental LP,

(C)	any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over Rental LP,

(D)	any licence, permit, approval, consent or authorization held by Rental LP necessary to the operation of Rental LP’s business, or

(E)	any Applicable Law, which breach, violation, default, conflict or acceleration (except in the case of (B) above) is not reasonably likely to have a Material Adverse Effect in respect of Rental LP;

(vii)
The execution and delivery of this Indenture and the other Transaction Documents by Rental LP and the consummation of the transactions herein and therein provided for will not result in or require the creation of any Lien upon or with respect to any of Rental LP’s assets other than as specified in this Indenture;

(viii)
There is no requirement to make any filing with, give any notice to or to obtain a licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the transactions contemplated by this Indenture or any other Transaction Documents, except for filings, notifications, licences, permits, certificates, registrations, consents and approvals which have been given or obtained, as the case may be.  There is no requirement under any Contract to which Rental LP is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, be party to such Contract, relating to the consummation or transactions contemplated by this Indenture or any other Transaction Documents, except for notifications, consents and approvals which have been given or obtained, as the case maybe;

(ix)	the chief executive office of Rental LP and the chief place of business of Rental LP is located at 6050 Indian Line, Mississauga, ON, LV4 1G5;

(x)	Rental LP is duly licensed to collect provincial sales taxes in all applicable provinces and territories of Canada;

(xi)	Rental LP is registered under Part IX of the Excise Tax Act (Canada) and its GST registration number is 81884 6065 RT0001;

(xii)	Rental LP is registered under an Act respecting Quebec Sales Tax and its registration number is 121633 8177 TQ0001;

(xiii)
all information, records and materials pertaining to the Rental LP Vehicles and each Servicer Report, in each case, delivered or made available by Rental LP to the Indenture Trustee and the Noteholders from time to time will be true and correct in all material respects;

(xiv)	no Event of Default has occurred and is continuing;

(xv)
all filings, recordings, notifications, registrations and other actions under all applicable requirements of law have been made or taken (except under the Civil Code (Quebec) which will be completed within 10 days after the date hereof or the applicable Closing Date, as the case may be) in each jurisdiction where necessary or appropriate to preserve, perfect, protect or render opposable the Rental LP Security Interest in the Rental LP Collateral created hereunder;

(xvi)	The Rental LP Collateral is free of all Liens except for the Rental LP Security Interest and Permitted Encumbrances;

(xvii)	There are no Liens on any of its assets, other than Permitted Encumbrances and the Rental LP Security Interest;

(xviii)
Rental LP has not created, incurred, assumed or suffered to create any Indebtedness, other than Indebtedness related to Taxes payable, Indebtedness related to Rental LP Expenses, Indebtedness related to the acquisition of Rental LP Vehicles, Indebtedness under Inter-Partnership Loans, and Indebtedness in respect of Notes;

(b)	Rental LP hereby represents and warrants to the Indenture Trustee and the other Secured Parties that, since May 3, 2010:

(i)	Rental LP has not engaged in any business, other than the business of Rental LP described in the Rental LP Partnership Agreement;

(ii)	Rental LP has maintained books and records separate from any other Person;

(iii)	Rental LP has maintained its accounts separate from those of any other Person;

(iv)
Rental LP has not guaranteed or become obligated for the debts of any other Person or held out its credit as being available to satisfy the obligations of any other Person except the Guarantee provided hereunder;

(v)	Rental LP has not commingled its assets with those of any other Person, except as may be permitted under the Transaction Documents;

(vi)	Rental LP has conducted its own business in its own name, except as contemplated by the Transaction Documents;

(vii)	Rental LP has maintained separate financial statements;

(viii)	Rental LP has paid its own liabilities out of its own funds;

(ix)	Rental LP has allocated fairly and reasonably any overhead for expenses shared with any other Person;

(x)	Rental LP has maintained its own separate mailing address;

(xi)	Rental LP has used separate stationery, invoices and cheques;

(xii)	Rental LP has held itself out as a separate Person;

(xiii)	Rental LP has corrected any known misunderstanding regarding its separate identity;

(xiv)	Rental LP has observed all partnership formalities and other formalities required by the Rental LP Partnership Agreement and the Limited Partnerships Act (Ontario);

(xv)	Rental LP has maintained an arm’s length relationship with its Affiliates;

(xvi)	Rental LP has not acquired obligations or securities of its Affiliates;

(xvii)	Rental LP has not pledged its assets for the benefit of any other entity or made any loans or advances to any entity, except as provided in the Transaction Documents;

(xviii)	Rental LP has maintained adequate capital in light of its contemplated business operations;

(xix)	none of Rental LP or any of its partners has changed its name or entered into any corporate reorganization, merger or amalgamation; and

(xx)
its general partner has at all times complied with the separateness requirements in the general partner’s constating documents as such requirements appear on the date hereof and has not engaged in any business, other than the business of the general partner of Rental LP, as described in the general partner’s constating documents.

The representations and warranties set forth in this Section 9.2 will survive the date hereof and each Closing Date provided for herein and remain in full force and effect for the benefit of the Indenture Trustee, on behalf of itself and the Noteholders.

ARTICLE 10
COVENANTS

10.1	Affirmative Covenants of Funding LP

Funding LP covenants with the Indenture Trustee, on behalf of itself and the other Secured Parties:

(a)
with respect to each Series or Class of Notes, to duly and punctually pay the principal of and interest on such Notes in accordance with their terms and this Indenture and the related Indenture Supplement, and to comply with all the other terms, agreements and conditions contained in, or made in this Indenture, the related Indenture Supplement or any other Transaction Document for the benefit of the Notes of such Series or Class or any other Secured Party;

(b)	to preserve and maintain its existence, rights, franchises and privileges in good standing and to promptly notify the Indenture Trustee of any change in its name;

(c)
that it shall in the conduct of its business comply with all Applicable Laws and obtain and maintain in good standing all licences, permits, qualifications and approvals from any and all governments and governmental agencies in any jurisdiction in which it carries on business except to the extent that a failure to so comply, obtain or maintain is not reasonably likely to have a Material Adverse Effect in respect of Funding LP;

(d)
to promptly notify the Indenture Trustee and each Rating Agency of any amendment, limitation or restriction of any licence issued to Funding LP by any Governmental Authority relating to the carrying on by Funding LP of its business if such amendment, limitation or restriction is reasonably likely to have a Material Adverse Effect;

(e)
upon request of the Indenture Trustee, to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture or any other Transaction Document;

(f)	that the Parent shall own, directly or indirectly, all of the shares of each partner of Funding LP;

(g)	to comply with the terms, agreements and conditions contained in or made in any Transaction Document for the benefit of the Noteholders or any other Secured Party; and

(h)	to apply the proceeds of any Inter-Partnership Transfer in accordance with this Indenture and the Indenture Supplements.

10.2	Affirmative Covenants of Rental LP

Rental LP covenants with the Indenture Trustee, on behalf of itself and the other Secured Parties:

(a)	to preserve and maintain its existence, rights, franchises and privileges in good standing and to promptly notify the Indenture Trustee of any change in its name;

(b)
that it shall in the conduct of its business comply with all Applicable Laws and obtain and maintain in good standing all licences, permits, qualifications and approvals from any and all governments and governmental agencies in any jurisdiction in which it carries on business except to the extent that a failure to so comply, obtain or maintain is not reasonably likely to have a Material Adverse Effect in respect of Rental LP;

(c)
subject to Section 2.4 of the Funding/Rental Purchase Agreement, to take all necessary or appropriate steps to perfect, protect or render opposable Rental LP’s interest as owner of the Rental LP Vehicles;

(d)
to take all necessary steps to obtain all discharges and releases necessary to discharge or release all security interests and other rights or interests of any Person in the Rental LP Vehicles other than those in favour of the Indenture Trustee;

(e)
to promptly notify the Indenture Trustee and each Rating Agency of any amendment, limitation or restriction of any licence issued to Rental LP by any Governmental Authority relating to the carrying on by Rental LP of its business if such amendment, limitation or restriction is reasonably likely to have a Material Adverse Effect in respect of Rental LP;

(f)
upon request of the Indenture Trustee, to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture;

(g)
to process all VAT input tax credits, to pay VAT whether or not funds have been advanced by the Noteholders for such purpose, and complete and file all relevant Canada Revenue Agency forms in respect thereof;

(h)	to comply with the terms, agreements and conditions contained in or made in any Transaction Document for the benefit of the Noteholders or any other Secured Party; and

(i)
to be registered as a “vehicle dealer” under any applicable motor vehicle, dealer, highway traffic or other similar legislation where such registration is necessary to comply in all material respects with Applicable Law or is reasonably determined by Rental LP to be necessary or desirable.

10.3	Negative Covenants of Funding LP

Funding LP covenants with the Indenture Trustee, on behalf of itself and the other Secured Parties, that it will not, unless the Indenture Trustee shall otherwise consent in writing:

(a)
create, incur, assume or suffer to exist any Lien on any of its assets, other than statutory and other non-consensual Liens, deemed trusts and encumbrances accruing due in the ordinary course of business which are not in arrears and the Funding LP Security Interest;

(b)
create, incur, assume or suffer to exist any Indebtedness, other than Indebtedness related to the issuance of Notes, Indebtedness related to Taxes payable, Indebtedness related to Funding LP Expenses, Indebtedness related to the acquisition and servicing of Rental LP Vehicles in its role as Servicer hereunder and Indebtedness under Inter-Partnership Loans;

(c)
enter into any transaction (whether by way of reorganization, reconstruction, consolidation, arrangement, amalgamation, winding-up, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking or assets would become the property of any other Person except as permitted by this Indenture;

(d)	have any employees or own or lease any real property;

(e)	amend, or permit the amendment of, the Funding LP Partnership Agreement;

(f)	change its name without providing the Indenture Trustee at least 15 Business Days’ prior written notice;

(g)	change the jurisdiction in which its chief place of business or chief executive office is located from the Province of Ontario

(h)
permit: (i) the admission of any new partner of Funding LP; or (ii) any partner of Funding LP to sell, hypothecate, pledge, transfer, assign or otherwise dispose of any of its partnership interest in Funding LP or any interest in the Funding LP Partnership Agreement to any Person;

(i)	take any steps to dissolve Funding LP or give notice of its dissolution; and

(j)	engage in any business, other than the business of Funding LP described in the Funding LP Partnership Agreement.

10.4	Negative Covenants of Rental LP

Rental LP covenants with the Indenture Trustee, on behalf of itself and the other Secured Parties, that it will not, unless the Indenture Trustee shall otherwise consent in writing:

(a)	create, incur, assume or suffer to exist any Lien on any of its assets, other than Permitted Encumbrances and the Rental LP Security Interest;

(b)
create, incur, assume or suffer to exist any Indebtedness, other than Indebtedness related to Taxes payable, Indebtedness related to Rental LP Expenses, Indebtedness related to the acquisition of Rental LP Vehicles, Indebtedness under Inter-Partnership Loans, and Indebtedness in respect of Notes;

(c)
enter into any transaction (whether by way of reorganization, reconstruction, consolidation, arrangement, amalgamation, winding-up, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking or assets would become the property of any other Person except as permitted by this Indenture;

(d)	have any employees or own or lease any real property;

(e)	amend, or permit the amendment of, the Rental LP Partnership Agreement;

(f)	change its name without providing the Indenture Trustee at least 15 Business Days’ prior written notice;

(g)	change the jurisdiction in which its chief place of business or chief executive office is located from the Province of Ontario

(h)
permit: (i) the admission of any new partner of Rental LP; or (ii) any partner of Rental LP to sell, hypothecate, pledge, transfer, assign or otherwise dispose of any of its partnership interest in Rental LP or any interest in the Rental LP Partnership Agreement to any Person;

(i)	take any steps to dissolve Rental LP or give notice of its dissolution;

(j)	engage in any business, other than the business of Rental LP described in the Rental LP Partnership Agreement; and

(k)	not to apply the proceeds of any Inter-Partnership Transfer except in accordance with this Indenture and the Indenture Supplements.

10.5	Separateness Covenants

Each of Funding LP and Rental LP covenants with the Indenture Trustee, on behalf of itself and the other Secured Parties, that it will, unless the Indenture Trustee shall otherwise consent in writing:

(a)	maintain books and records separate from any other Person;

(b)	maintain its accounts separate from those of any other Person;

(c)
not guarantee or become obligated for the debts of any other Person or hold out is credit as being available to satisfy the obligations of any other Person except, in the case of Rental LP, the Guarantee provided hereunder;

(d)	not commingle its assets with those of any other Person, except as may be permitted under the Transaction Documents;

(e)	conduct its own business in its own name, except as contemplated by the Transaction Documents;

(f)	maintain separate financial statements;

(g)	pay its own liabilities out of its own funds;

(h)	allocate fairly and reasonably any overhead for expenses shared with any other Person;

(i)	maintain its own separate mailing address;

(j)	use separate stationery, invoices and cheques;

(k)	hold itself out as a separate Person;

(l)	correct any known misunderstanding regarding its separate identity;

(m)
observe all partnership formalities and other formalities required by the Funding LP Partnership Agreement, in the case of Funding LP and the Rental LP Partnership Agreement, in the case of Rental LP, and the Limited Partnerships Act (Ontario);

(n)	maintain an arm’s length relationship with its Affiliates;

(o)	not acquire obligations or securities of its Affiliates;

(p)	not pledge its assets for the benefit of any other entity or make any loans or advances to any entity, except as provided in the Transaction Documents; and

(q)	maintain adequate capital in light of its contemplated business operations.

ARTICLE 11
EVENTS OF DEFAULT AND REMEDIES

11.1	Events of Default

“Event of Default,” wherever used herein, means with respect to any Series or Class of Notes any one of the following events, unless such event is either expressly stated to be inapplicable to a particular Series or Class or specifically deleted or modified in the applicable Indenture Supplement creating such Series or Class of Notes or in the form of Note for such Series or Class:

(a)
the failure of Funding LP to make any payment to the Noteholders pursuant to the Transaction Documents (other than described in clause (b) below) and the failure to make such payment within three Business Days of becoming aware of it;

(b)	the failure of Funding LP to pay in full the principal of any Note on its Series Final Maturity Date;

(c)
Funding LP, Rental LP or DTAG Canada making any unauthorized payment from the Master Rental Account, the Master Vehicle Account, the VAT Account or any Series Account and failing to restore such payment within two Business Days of becoming aware of it;

(d)
the failure by one or both Partnerships or DTAG Canada to observe any covenant herein or in any other Transaction Document (other than as provided for in Sections 11.1(a), (b) or (c)) which failure is reasonably likely to have a Material Adverse Effect in respect of either Partnership or DTAG Canada, as applicable, provided that if such breach of covenant is capable of being remedied, it shall not constitute an Event of Default unless it remains unremedied for five Business Days after receipt of written notice from the Indenture Trustee or any Noteholder;

(e)	an Insolvency Event occurs with respect to one or more of Rental LP, Funding LP, the General Partner of Rental LP, the General Partner of Funding LP or the Parent;

(f)	the occurrence of any additional “Event of Default” specified in an Indenture Supplement.

11.2	Acceleration of Maturity; Rescission and Annulment

(a)
If an Event of Default occurs and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Indenture Trustee or the Majority Holders of all Senior Notes then Outstanding hereunder (treated as one Class), by notice in writing to the Partnerships (and to the Indenture Trustee if given by Holders), may (i) declare the Outstanding Principal Amount of all the Notes then Outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything in this Indenture, the related Indenture Supplements or the Notes to the contrary; and (ii) declare that the Security Interests have become enforceable with respect to the Collateral and proceed to exercise the rights and remedies of the Indenture Trustee hereunder with respect to the Collateral; provided that the declarations under clauses (i) and (ii) above shall be deemed to have occurred automatically, without the need of any action by the Indenture Trustee or any Noteholder, in the case of an Event of Default described in Section 11.1(e).

(b)
At any time after such a declaration of acceleration has been made with respect to the Notes, the Majority Holders of all Senior Notes, by written notice to the Partnerships and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)	a judgment or decree for payment of the amount due has not been obtained by the Indenture Trustee under this Article 11;

(ii)
Funding LP has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all overdue instalments of interest on the Notes; (B) the principal of any Notes which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes, to the extent that payment of such interest is lawful; (C) interest upon overdue instalments of interest at the rate or rates prescribed therefore by the terms of the Notes to the extent that payment of such interest is lawful; and (D) all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 12.7; and

(iii)
all Events of Default, other than the non-payment of the principal of the Notes of such Series or Class which has become due solely by such acceleration, have been cured or remedied as provided in Section 11.1 or waived as provided in Section 11.16.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

11.3	Enforcement by the Indenture Trustee

Whenever the Security Interests in respect of the Collateral shall have become enforceable and so long as the Security Interests shall remain enforceable with respect to the Collateral, the Indenture Trustee may, and when so instructed under Enforcement Instructions shall, proceed to realize upon the Security Interests in respect of the Collateral and shall in connection with such realization enforce its rights hereunder as so instructed therein by possession of such Collateral under Section 11.4; or by the appointment of a Receiver under Section 11.5; or by sale under Section 11.6; or by proceedings in any court of competent jurisdiction for the appointment of a Receiver or for sale of such Collateral or any part thereof or for foreclosure; or generally by any other action, suit, remedy or proceeding authorized or permitted by this Indenture or by law or by equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Secured Parties lodged in any bankruptcy, winding-up or other judicial proceedings relative to one or both Partnerships; and no such remedy for the realization of the Security Interests in respect of the Collateral or for the enforcement of the rights of the Indenture Trustee shall be exclusive of or dependent on any other such remedy, but any one or more of such remedies may from time to time be exercised independently or in combination.  Further, no taking of any judgment or order in respect of any of the covenants contained in this Indenture shall operate as a merger of any of such covenants or operate to prevent any further judgment or order in respect thereof or any further remedy for the enforcement of the Security Interests in respect of the Collateral.

11.4	Possession by the Indenture Trustee

Whenever the Indenture Trustee shall have been instructed under Section 11.3 to realize upon the Security Interests in respect of the Collateral by possession, the Indenture Trustee shall have the right to, and shall, subject to such instructions, by its officers, agents or attorneys take possession of all or any part of such Collateral with the power to exclude each Partnership and its servants and agents therefrom and thenceforth to possess and use and exercise all the rights and benefits of each Partnership under or in respect of the Collateral, to collect all moneys due and becoming due thereunder and to take possession of all or any documents and/or records evidencing or relating to any part of such Collateral with full power to carry on and manage the business and operations of each such Partnership related to the Collateral and to collect and receive the payments, incomes and profits of the Collateral and to pay therefrom all Liens against such Collateral ranking in priority to the Security Interests and make all payments which may be necessary to preserve and protect the Collateral.  The balance of the amounts received and not required for any of the foregoing purposes will be applied by the Indenture Trustee as set forth in Section 11.12.

11.5	Appointment of Receiver

Whenever the Indenture Trustee shall have been instructed under Section 11.3 to realize upon the Security Interests in respect of the Collateral by the appointment of a Receiver, the Indenture Trustee shall have the right to, and shall, subject to such direction, appoint a Receiver of the Collateral, and the following provisions shall apply:

(a)
Such appointment shall be made in writing by the Indenture Trustee.  The Indenture Trustee may from time to time in the same manner remove or replace any Receiver so appointed and appoint another in its stead.  In making any such appointment the Indenture Trustee shall be deemed to be acting as the agent and attorney of each of the Partnerships.

(b)
Any such appointment may be limited to any part or parts of the Collateral or may extend to the whole thereof as the Indenture Trustee deems fit and may be made before or after the Indenture Trustee has taken possession of the Collateral.

(c)
Every Receiver may, in the discretion of the Indenture Trustee, be vested with all or any powers and discretions of the Indenture Trustee and the Receiver shall be vested with such powers and discretions of the Indenture Trustee as are granted to it in the instrument of appointment and any supplement thereto.

(d)
The Indenture Trustee may from time to time fix the reasonable remuneration of every such Receiver and direct the payment of such remuneration out of the Collateral, the income therefrom or the proceeds thereof.

(e)
The Indenture Trustee may from time to time require any such Receiver to give security for the performance of its duties and may fix the nature and amount thereof, but shall not be bound to require such security.

(f)
Every such Receiver may, with the consent in writing of the Indenture Trustee, borrow or raise money for the purposes of carrying on the business or operations of one or both Partnerships or for the maintenance, protection or preservation of the Collateral or any part thereof and the Receiver may issue certificates (herein called “Receiver’s Certificates”) for such sums as will, in the opinion of the Indenture Trustee, be sufficient for obtaining upon the security of the Collateral or any part thereof the amounts from time to time required, and such Receiver’s Certificates may be payable either to order or to bearer and may be payable at such time or times as the Indenture Trustee may deem expedient, and shall bear interest as shall therein be declared, and the Receiver may sell, pledge or otherwise dispose of the same in such manner as the Indenture Trustee may deem advisable, and may pay such commission on the sale thereof as the Indenture Trustee may deem reasonable, and the amounts from time to time payable by virtue of such Receiver’s Certificates shall form a Lien upon the Collateral in priority to the Security Interests in respect of the Collateral.

(g)
Every such Receiver shall for all purposes be deemed the agent of each Partnership in respect of such Partnership’s assets forming part of the Collateral, and in no event the agent of the Indenture Trustee or the Secured Parties and each Partnership shall be solely responsible for its acts or defaults, and neither the Indenture Trustee nor the Secured Parties shall, in making or consenting to such appointment, incur any liability to the Receiver for his remuneration or otherwise howsoever incurred, provided that each Partnership hereby irrevocably authorizes the Indenture Trustee to give instructions to the Receiver relating to the performance of its duties as set out herein.

(h)
Except as may be otherwise directed by the Indenture Trustee or as otherwise expressly provided in this Indenture, all moneys from time to time received by such Receiver shall be paid over to the Indenture Trustee to be held by it on the trusts of this Indenture and the Indenture Supplements.

(i)
The Indenture Trustee may pay over to such Receiver any moneys constituting part of the Collateral with the intention that the same may be applied for the purposes of this Indenture and the Indenture Supplements by such Receiver, and the Indenture Trustee may from time to time determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of its duty as such Receiver.

11.6	Sale by Indenture Trustee

Whenever the Indenture Trustee shall have been instructed under Section 11.3 to realize upon the Security Interests in respect of the Collateral by sale, the Indenture Trustee shall have the right to, and shall, subject to such instruction, with or without entry or possession, sell and dispose of all or any part of the Collateral en bloc or in parcels, at public auction or by tender or by private contract and at such time or times and on such terms and conditions as the Indenture Trustee shall determine having first given such notice of the time and place of such sale as may be required by Applicable Law and as the Indenture Trustee may think proper.  It shall be lawful for the Indenture Trustee to make any sale under this Section 11.6, whether by auction, tender or private contract, either for cash or upon credit or partly for one and partly for the other, upon such reasonable conditions as to terms of payment as it may deem proper; also to rescind or vary any contract of sale that may have been entered into and resell with or under any of the powers conferred herein; also to stop, suspend or adjourn any sale from time to time and hold the sale as adjourned without further notice; also to deliver to the purchaser of the Collateral or any part thereof a good and sufficient deed or other document evidencing title to the same.

11.7	Purchase by Secured Parties

Any one or more of the Secured Parties or any agent or representative thereof may become purchasers at any sale of the Collateral whether made under the power of sale herein contained or pursuant to judicial proceedings.

11.8	Partnerships to Execute Confirmatory Deed

In case of a sale of any Collateral under this Indenture, whether by the Indenture Trustee or under judicial proceedings, one or both Partnerships will execute and deliver to the purchaser on demand any instrument reasonably necessary to confirm to the purchaser its title to the property so sold, and in case of any such sale, the Indenture Trustee is hereby irrevocably authorized by each such Partnership to carry the sale into effect and to execute on its behalf and in its name any such confirmatory instrument.

11.9	Other Judicial Remedies

Without prejudice to the generality of Section 11.3, whenever the Indenture Trustee shall have been instructed under Section 11.3 to realize upon the Security Interests in respect of the Collateral, the Indenture Trustee shall have the right to and shall, upon receipt of and subject to such instructions, take proceedings to the extent available in any court of competent jurisdiction for an order:

(a)	directing that one or both Partnerships’ right of redemption of the Collateral or any part thereof which is the subject of such proceedings be foreclosed;

(b)	directing the sale or other disposition of any of the Collateral which is the subject matter of such proceedings free from such Partnership’s, or Partnerships’, right of redemption; or

(c)
appointing a Receiver to take possession of the Collateral or such part thereof as may be the subject matter of such proceedings with the powers and rights set forth in Section 11.5 and such additional powers and rights as the court may direct.

11.10	Indenture Trustee directed by Enforcement Instructions

Except as otherwise expressly provided in this Indenture, the Noteholders of Senior Notes by Enforcement Instructions may from time to time direct and control the action of the Indenture Trustee in any proceedings under any of the remedies provided for in this Article 11 with respect to the Collateral; provided that if any such Enforcement Instructions direct the Indenture Trustee to take proceedings out of court the Indenture Trustee may in its discretion take judicial proceedings in lieu thereof.  For greater certainty, the Enforcement Instructions shall be effective for the purposes of this Section 11.10 and the other provisions of this Indenture notwithstanding that no meeting of the Noteholders of Senior Notes shall have occurred and that one or more Noteholders of Senior Notes shall not have received notice of the preparation, contents or execution by the Noteholders of Senior Notes of the Enforcement Instructions.

11.11	No Independent Enforcement by Secured Parties

No Secured Party (other than the Indenture Trustee) shall have any right to institute any action or proceeding, judicial or otherwise, for the purpose of enforcing or realizing upon the Security Interests or enforcing any Secured Obligations, in respect of the Collateral, or by reason of jeopardy of such Security Interests, or for the execution of any trust or power under this Indenture and no Noteholder shall have any right to institute any action or proceeding, judicial or otherwise, to exercise any other remedy authorized by law or by equity for the purpose of enforcing payment of any amount in respect of the Secured Obligations owed to such Noteholders; provided, however, if the Majority Holders of all Outstanding Senior Notes deliver Enforcement Instructions to the Indenture Trustee together with sufficient funds and the indemnity referred to in Section 12.7 and the Indenture Trustee shall have failed to act in accordance with such Enforcement Instructions within a reasonable time thereafter which in any event shall not exceed 60 days after their delivery, then, in such case but not otherwise, any Senior Noteholder shall be entitled to take proceedings in any court of competent jurisdiction such as the Indenture Trustee might have taken under this Article 11, but in no event shall such Senior Noteholder have any right to exercise the power of sale conferred on the Indenture Trustee under this Indenture or to appoint a Receiver or to exercise or take any other remedy or proceedings out of court; it being understood and intended that no Noteholder (other than the Indenture Trustee) shall have any right in any manner whatsoever to affect, disturb or prejudice the Security Interests in respect of the Collateral by its action, or to enforce any right under this Indenture except subject to the conditions and in the manner provided in this Indenture, and that all powers and trusts under this Indenture shall be exercised and all proceedings at law shall be instituted, had and maintained by the Indenture Trustee, except only as expressly provided in this Indenture.

11.12	Application of Proceeds of Realization

All monies actually received by the Partnerships, the Indenture Trustee or by any Receiver as a result of the enforcement of the Security Interests in respect of the Collateral under this Article 11 shall be deposited to the Master Vehicle Account and applied in accordance with Section 7.3 of this Indenture and the provisions of the Indenture Supplements relating to the application of funds transferred from the Master Vehicle Account.

11.13	Persons Dealing with the Indenture Trustee

No Person dealing with the Indenture Trustee or any Receiver appointed under this Indenture or any agents thereof shall be obliged to enquire whether the Security Interests have become or remain enforceable or whether the powers which the Indenture Trustee or any Receiver is purporting to exercise have become and continue to be exercisable, or whether any moneys secured by the Security Interests remain due, or as to the necessity or expediency of the terms and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or of any other dealing by the Indenture Trustee or any Receiver with all or any part of the Collateral, or to see to the application of any moneys paid to the Indenture Trustee or any Receiver.

11.14	Surrender by the Partnerships

(a)
Each Partnership covenants and agrees that it will yield up possession of its assets forming part of the Collateral, or any part thereof, to the Indenture Trustee or any Receiver appointed by the Indenture Trustee or a court upon demand by the Indenture Trustee or such Receiver whenever the Indenture Trustee shall have a right of possession under this Indenture and agrees to put no obstacle in the way of the actions of the Indenture Trustee or the Receiver under this Indenture and not to interfere with the carrying out of the powers granted to the Indenture Trustee or any Receiver under this Indenture.

(b)
Each Partnership hereby binds itself in the said event to consent to any petition or application presented to the court by the Indenture Trustee in order to give effect to the intent of this Indenture.  Each Partnership shall not, after receiving due notice from the Indenture Trustee or Receiver appointed by the Indenture Trustee that it has taken possession of its assets forming part of Collateral, or any part thereof, by virtue of this Indenture, continue in possession of such Collateral, unless with the express written consent and authority of the Indenture Trustee.  Each Partnership shall forthwith upon request of the Indenture Trustee or any such Receiver, by and through its officers and trustees, execute such documents and transfers as may be necessary to place the Indenture Trustee or Receiver in legal possession of the Collateral or any part thereof.

11.15	Remedies Cumulative

For greater certainty, no right or remedy conferred under this Indenture upon or reserved to the Indenture Trustee or to any of the Secured Parties is intended to be exclusive of any other right or remedy, and every right and remedy shall to the extent permitted by law, be cumulative and in addition to and not in substitution for every other right or remedy given under this Indenture or now or hereafter provided at law or in equity.

The assertion or use of any right or remedy under this Indenture, or otherwise, shall not prevent the concurrent assertion or use of any other available right or remedy.  Every right and remedy given by this Indenture or at law or in equity to the Indenture Trustee or to any of the Secured Parties may be exercised from time to time and as often as may be deemed appropriate by the Indenture Trustee or such Secured Parties, as the case may be.

11.16	Delay or Omission Not Waiver

No failure to exercise and no delay in exercising any right, power or privilege of the Indenture Trustee or any of the Secured Parties under this Indenture shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.  No waiver by the Indenture Trustee or by any of the Secured Parties shall be effective unless it is in writing and signed by the party or parties granting such waiver and is made otherwise in accordance with the provisions of this Indenture and any such waiver shall be deemed not to be a waiver of any subsequent default.

11.17	Disclaimer of Marshalling

Whenever the Security Interests shall have become enforceable in respect of any Collateral and the Indenture Trustee shall have determined or become bound to enforce the same, the Secured Parties agree not to invoke the doctrine of marshalling or any other equitable principle for the purpose of requiring the Indenture Trustee to realize or to have realized on any particular asset forming part of such Collateral.

11.18	Indenture Trustee Not Required to Possess Evidence of Secured Obligations

All rights of action under this Indenture may be enforced by the Indenture Trustee without the possession of any of the Notes or other instruments representing Secured Obligations or the production thereof at any trial or other proceedings relative thereto.  Any such proceeding instituted by the Indenture Trustee may be brought in its own name as trustee of an express trust.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel as permitted under this Indenture, be for the benefit of the Secured Parties in respect of which such judgment has been recovered in the manner provided in this Indenture.

11.19	Indenture Trustee May Institute All Proceedings

The Indenture Trustee will have the power to institute and maintain any and all suits and proceedings as it may consider necessary or expedient to enforce the Security Interests or to prevent any impairment of the Security Interests by any acts of the Partnerships or of others in contravention of the Transaction Documents or any other agreement or in violation of Applicable Law, or as the Indenture Trustee may be advised are necessary or expedient to preserve and to protect its interest and the Security Interests and the interests of the Secured Parties in respect of the Collateral or in respect of the income, earnings, rents, issues and profits therefrom.  Any suit or proceedings may be instituted by the Indenture Trustee against others in the name of the one or both Partnerships and the Indenture Trustee is hereby irrevocably constituted and appointed the agent of such Partnership, or Partnerships, for this purpose.

11.20	Costs of Realization

Each Partnership agrees to pay all costs, charges and expenses reasonably incurred by the Indenture Trustee or any Receiver appointed by it, whether directly or for services rendered (including, without limitation, solicitors’ and auditors’ costs, other legal expenses and receiver remuneration), in enforcing the Security Interests, in taking custody of, preserving, repairing, processing, preparing for disposition and disposing of all or any part of the Collateral and in collecting any moneys owing on the security hereof.

11.21	Indenture Trustee Appointed Attorney

Each Partnership irrevocably constitutes and appoints the Indenture Trustee and any Indenture Trustee Authorized Officer, with full power of substitution, as its true and lawful attorney with full power and authority in the name of such Partnership or in its own name, in its discretion, upon the occurrence and during the continuance of any Event of Default, for the purpose of carrying out the terms of this Indenture and the Indenture Supplements to take all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof, and without limiting the generality of the foregoing, hereby gives the Indenture Trustee the power and right on behalf of such Partnership, without notice to or assent by such Partnership, to the extent permitted by Applicable Law, to do the following:

(a)	To ask for, demand, sue for, collect and receive all and any moneys due or becoming due with respect to any Collateral;

(b)
To receive, take, endorse, assign and deliver any and all cheques, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments, documents and chattel paper taken or received by the Indenture Trustee in connection therewith and herewith; and

(c)	To commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to any Collateral.

The foregoing power of attorney shall be coupled with an interest and survive any dissolution, liquidation or winding-up of one or both Partnerships.

ARTICLE 12
THE INDENTURE TRUSTEE

12.1	Certain Duties and Responsibilities

(a)
The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes of any Series or Classes, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

(b)
In the absence of bad faith on its part, the Indenture Trustee may, with respect to Notes of any Series or Class, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(c)
If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a reasonably prudent trustee would exercise or use under comparable circumstances.

(d)
No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own wilful misconduct, except that:

(i)	this clause (d) shall not be construed to limit the effect of subsection (a) of this Section;

(ii)
the Indenture Trustee shall not be liable for any error of judgment made in good faith by an Indenture Trustee Authorized Officer, unless it is conclusively determined by a court of competent jurisdiction that the Indenture Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)
the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an Enforcement Instruction or the direction of the Majority Holders of any Series or Class or of all Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture; and

(iv)
no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

(v)	the Indenture Trustee shall not be liable for any consequential, punitive or special damages; and

(vi)
the Indenture Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Indenture Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war).

(e)
Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

12.2	Notice of Defaults

Within five (5) days after the occurrence of any Event of Default hereunder of which an Indenture Trustee Authorized Officer has actual knowledge or has received written notice thereof,

(a)
the Indenture Trustee shall transmit by mail to all Noteholders of Outstanding Notes, as their names and addresses appear in the Note Register, notice of such Event of Default hereunder known to the Indenture Trustee; and

(b)	the Indenture Trustee shall give prompt written notification thereof to the Rating Agencies.

12.3	Certain Rights of Indenture Trustee

Except as otherwise provided in Section 12.1:

(a)
the Indenture Trustee may conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)	any request or direction of Funding LP mentioned herein shall be sufficiently evidenced by a Funding LP Certificate;

(c)
whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Funding LP Certificate;

(d)
the Indenture Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)
the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to incur any financial liability in the performance of any of its duties or the exercise of such rights pursuant to this Indenture, unless the Noteholders shall have offered to the Indenture Trustee sufficient funds, security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)
the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Funding LP, personally or by agent or attorney, with reasonable prior written notice to Partnership and during Partnership’s regular business hours;

(g)
the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Indenture Trustee shall not be responsible for any misconduct or gross negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

(h)
the Indenture Trustee shall not be responsible for filing any financing statements in connection with the Notes, but shall cooperate with the Partnerships in connection with the filing of such financing statements; and

(i)
each of Funding LP and the Servicer shall provide to the Indenture Trustee incumbency certificates setting out the names and sample signatures of persons authorized to give instructions to the Indenture Trustee hereunder.  The Indenture Trustee shall be entitled to rely on such certificates until revised certificates are provided to it hereunder.  The Indenture Trustee shall be entitled to refuse to act upon any instructions given by a party which are signed by any Person other than a Person described in the incumbency certificates provided to it pursuant to this Section.

12.4	Not Responsible for Recitals or Issuance of Notes

The recitals contained herein and in the Notes, except the certificates of authentication, shall be taken as the statements of Funding LP, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee shall not be accountable for the use or application by Funding LP of Notes or the proceeds thereof.

12.5	May Hold Notes

The Indenture Trustee, any Paying Agent, the Note Registrar or any other agent of Funding LP, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 12.8, may otherwise enter into contracts with and deal with Funding LP with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent and shall not be liable to account for any profits made thereby.

12.6	Money Held in Trust

Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by Applicable Law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing with Funding LP.

12.7	Compensation and Reimbursement, Limit on Compensation, Reimbursement and Indemnity

(a)	Funding LP agrees:

(i)
to pay to the Indenture Trustee from time to time reasonable compensation (plus any applicable VAT) for all services rendered by it hereunder as agreed to in writing between Funding LP and the Indenture Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)
except as otherwise expressly provided herein, to reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances (plus any applicable taxes) incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

(iii)
to indemnify the Indenture Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any and all loss, liability, claim, obligation, damage, injury, judgment or expense (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel) incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability (whether asserted by Funding LP, the Servicer, any Holder or any other Person) in connection with the exercise or performance of any of its powers or duties hereunder.

The Indenture Trustee shall have no recourse to any asset of Funding LP or Rental LP other than funds available pursuant to the provisions of the Indenture Supplements.  This Section shall survive the termination of this Indenture and the resignation or replacement of the Indenture Trustee under Section 12.10.

12.8	Disqualification; Conflicting Interests

If the Indenture Trustee has or shall acquire a conflicting interest, the Indenture Trustee shall, within 90 days of the date on which the Indenture Trustee becomes aware of such conflicting interest, either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

12.9	Corporate Indenture Trustee Required; Eligibility

There shall at all times be an Indenture Trustee hereunder, which Indenture Trustee shall at all times (a) be a corporation organized under the laws of Canada or any province thereof;

(b) be licensed, qualified or authorized to carry on business in each province of Canada (or exempt from such requirement); (c) be authorized under such laws to exercise corporate trust powers; (d) be subject to supervision or examination by the Office of the Superintendent of Financial Institutions (Canada) or similar provincial authority; (e) (i) have a combined capital and surplus set forth in its most recent financial statements of at least $50,000,000; or (ii) be a wholly-owned direct or indirect subsidiary of a Canadian chartered bank listed in Schedule I of the Bank Act (Canada) or a banking or trust bank institution organized or formed under the federal or any state laws of the United States of America; (f)(i) have a long-term unsecured debt rating of AA(low) or better from DBRS, a short-term unsecured debt rating of R-1(middle) or better from DBRS, a long-term unsecured debt rating of A2 or better from Moody’s, and a certificate of deposit rating of P-1 or better from Moody’s; or (ii) have its obligations under this Indenture guaranteed by a Canadian or United States entity which satisfies the rating requirements as described in clause (f)(i) immediately above; and (g) be a resident of Canada for purposes of the Income Tax Act.  If such corporation publishes financial statements or reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent financial statements or report of condition so published.

12.10	Resignation and Removal; Appointment of Successor

(a)
No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 12.11.

(b)
The Indenture Trustee may resign at any time by giving written notice thereof to Funding LP. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(c)	The Indenture Trustee may be removed at any time by an Act of the Majority Holders of all Outstanding Senior Notes, delivered to the Indenture Trustee and to Funding LP.

(d)	If at any time:

(i)
the Indenture Trustee ceases to be eligible under Section 12.9 or acquires but does not eliminate a conflict of interest as required by Section 12.8, and in either case fails to resign after written request therefor by Funding LP or by any such Noteholder, or

(ii)	the Indenture Trustee becomes incapable of acting hereunder, or

(iii)	an event of the nature described in Section 11.1(e) has occurred with respect to the Indenture Trustee,

then, in any such case, (A) Funding LP may remove the Indenture Trustee, or (B) any Noteholder who has been a bona fide Holder of a Note for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e)
If the Indenture Trustee resigns, is removed or becomes incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, Funding LP shall promptly appoint a successor Indenture Trustee.  If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee is appointed by Act of the Majority Holders of all outstanding Senior Notes delivered to Funding LP and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by Funding LP. If no successor Indenture Trustee shall have been so appointed by Funding LP or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(f)
Funding LP shall give written notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to each Noteholder as provided in Section 1.6 and to each Rating Agency.  Each notice shall include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

12.11	Acceptance of Appointment by Successor

Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to Funding LP and to the predecessor Indenture Trustee an instrument accepting such appointment, with a copy to the Rating Agencies, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective as to which it is resigning or being removed as Indenture Trustee, and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee; but, on request of Funding LP or the successor Indenture Trustee, such predecessor Indenture Trustee shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder. Upon request of any such successor Indenture Trustee, Funding LP shall execute any and all reasonably requested instruments, with terms mutually agreed upon by Funding LP and the successor Indenture Trustee for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.  No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

12.12	Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. Funding LP shall give prompt written notice of such merger, conversion, consolidation or succession to the Rating Agencies. In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

12.13	Tax Returns

Funding LP shall prepare or shall cause to be prepared any tax returns or forms that are required under Applicable Law to be filed. Funding LP shall also prepare or shall cause to be prepared all tax information required by Applicable Law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee at least five Business Days prior to the date it is required by Applicable Law to be distributed to Noteholders. The Indenture Trustee, upon written request, shall furnish Funding LP with all such information known to the Indenture Trustee as may be reasonably requested and required in connection with the preparation of all tax returns of Funding LP, and Funding LP shall, upon request, execute such returns. In no event shall the Indenture Trustee be personally liable for any liabilities, costs or expenses of Funding LP or any Noteholder arising under any tax law, including without limitation, federal, provincial or local income or excise taxes or any other tax imposed on or measured by income or capital (or any interest or penalty with respect thereto arising from a failure to comply therewith).

12.14	Representations and Covenants of the Indenture Trustee

The Indenture Trustee represents, warrants and covenants that:

(i)	The Indenture Trustee is a corporation duly organized and validly existing under the laws of Canada and is a resident of Canada for purposes of the Income Tax Act;

(ii)
The Indenture Trustee has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other documents to which it is a party; and

(iii)
Each of this Indenture and other documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

12.15	Indenture Trustee’s Application for Instructions from Funding LP

Any application by the Indenture Trustee for written instructions from Funding LP may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under and in accordance with this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective, provided that such application shall make specific reference to this Section 12.15. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of Funding LP actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action be taken or omitted.

ARTICLE 13
SERVICER

13.1	Appointment of Servicer

Funding LP is designated as the Servicer until a Replacement Servicer is appointed pursuant to Section 13.8 hereof and hereby agrees to perform the duties and obligations of the Servicer pursuant to the terms hereof in consideration for the Servicing Fee.  The Servicer will perform all of its obligations hereunder as Servicer at its own expense and without reimbursement or compensation from Rental LP, other than the Servicing Fee.  The Servicer shall service the Rental LP Vehicles in accordance with the Servicing Procedures and the Transaction Documents until the appointment of a Replacement Servicer in accordance with the terms herein and therein.  The General Partner of Funding LP, may perform certain of the duties and obligations of the Servicer hereunder in accordance with the Servicing Procedures and the Transaction Documents in consideration solely for its return as the General Partner of Funding LP.  The Servicer may also subcontract with any Person to perform all or any of the duties and obligations of the Servicer hereunder.  The Servicer shall remain liable for all such duties and obligations performed by its General Partner or any subcontractor on its behalf.  Payment of the Servicing Fee shall be subject to any restrictions contained in the Indenture Supplements.

13.2	General Duties and Covenants of Servicer

In its capacity as Servicer hereunder and under the other Transaction Documents, and in furtherance of its obligations to perform the Servicing Procedures, the Servicer hereby covenants and agrees to:

(a)
(i) perform and apply the Servicing Procedures to the Rental LP Vehicles to carry on the DT Car Rental Business, and (ii) will not amend, nor permit the amendment of, the Servicing Procedures if any such amendment is reasonably likely to have a Material Adverse Effect in respect of Rental LP, Funding LP or the Servicer;

(b)	maintain all Rental LP Vehicles in good repair, working order and condition;

(c)	enter into each Vehicle Rental Agreement and Franchise Vehicle Lease Agreements in the name of its General Partner on behalf of Rental LP as principal;

(d)
use forms of Vehicle Rental Agreements and Franchise Vehicle Lease Agreements which are (i) in all material respects the same as those used by DTAG Canada and Rental LP as of the date hereof, or (ii) in a form in respect of which the Rating Agency Condition in respect of each Outstanding Series and Class of Notes has been satisfied;

(e)
ensure, subject to Section 2.4 of the Funding/Rental Purchase Agreement, that title to each Vehicle bought for Rental LP is registered in the name of Rental LP, unless prohibited by Applicable Law, in which case title shall be held in the name of the General Partner of Rental LP, as agent in trust for Rental LP;

(f)
indemnify and hold harmless Rental LP against any obligation of Rental LP to reimburse a Manufacturer for any allowance, discount or rebate paid by a Manufacturer to the Servicer in connection with the sale of Vehicles to Rental LP;

(g)
maintain records in respect of the DT Car Rental Business including records relating to Rental Revenues and Proceeds of Disposition and at all times, maintain its computer files or other records in respect of Vehicles in such a manner such that Rental LP Vehicles shall be specifically identified, and shall, upon request, make available within a reasonable time, which time in any event shall not exceed three Business Days, to Rental LP at the office of the Servicer, or of the General Partner of the Servicer, any computer programs and other records necessary to make such identification;

(h)
in conducting its servicing obligations hereunder utilizing the Rental LP Vehicles, have the General Partner of the Servicer utilize its own employees, business premises, owned or leased, and communications and computer systems and these shall not be, and shall not be held out to be, the employees, premises or systems of Rental LP or its General Partner;

(i)
exercise its powers and discharge its duties under this Indenture and the other Transaction Documents as Servicer, in good faith and in the best interest of Rental LP and in connection therewith, exercise the degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances;

(j)
comply with any directions given by Rental LP or the Indenture Trustee in connection with the performance by the Servicer of its duties under this Indenture and the other Transaction Documents; provided that prior to the occurrence of a Servicer Termination Event, before taking any such action, Rental LP shall consult with the Servicer with respect to any such proposed direction;

(k)
deliver to the Indenture Trustee, within 45 days of the end of each of the first three fiscal quarters of each fiscal year of the Servicer a copy of the income and cash flow statements and the balance sheet of the General Partner of the Servicer and each Partnership as at and for the period then ended and, as soon as available but not later than 90 days after the end of each fiscal year, a copy of the income and cash flow statements and the balance sheet of the General Partner of the Servicer and each Partnership as at and for the period then ended in the form delivered to the Indenture Trustee for the first three fiscal quarters, consistent with information submitted to the independent auditors of the Parent for the purposes of producing the audited consolidated financial statements of such company, together with a certificate of the chief financial officer of the General Partner of the Servicer certifying as to the accuracy of the information set out in such fiscal financial statements;

(l)	maintain its existence as an Ontario limited partnership in good standing;

(m)
in the conduct of its servicing obligations hereunder, comply with all Applicable Laws and obtain and maintain in good standing all licences, permits, qualifications and approvals from any and all governments and governmental agencies in any jurisdiction in which it carries on business except to the extent that a failure to so comply, obtain or maintain is not reasonably likely to have a Material Adverse Effect in respect of the Servicer, the General Partner of the Servicer or Rental LP;

(n)	promptly notify the Rating Agencies and the Indenture Trustee of any material defaults of which it is aware under any of the Franchise Agreements;

(o)
in performing its servicing obligations hereunder (i) comply at all times with and perform, and will not take or omit to take any action that would cause any failure by Rental LP to so comply with and perform, in all material respects each term, condition, representation, warranty and covenant required to be complied with or performed by the lessor under each Vehicle Rental Agreement and Franchise Vehicle Lease Agreement, and (ii) not at any time grant any approval, consent or waiver, and will not take or omit to take any action that would cause Rental LP to grant any approval, consent or waiver, under any Vehicle Rental Agreement or Franchise Vehicle Lease Agreement which is reasonably likely to have a Material Adverse Effect in respect of the Servicer, the General Partner of the Servicer or Rental LP;

(p)
duly and punctually perform and observe all other obligations on its part to be performed or observed under this Indenture or under any other Transaction Document at the times and in the manner provided for herein or therein; and

(q)	prepare and maintain a current list (including the location) of all Franchisees and the make the same available upon three Business Days’ notice to Rental LP or the Indenture Trustee.

13.3	Insurance Obligations of the Servicer

(a)
The Servicer shall provide insurance for the Rental LP Vehicles, in respect both of losses and third party liability and shall pay all premiums on such insurance on a timely basis and shall maintain fully funded all escrow or trust accounts required to be funded by the terms of such insurance.  The insurance set out in Schedule B will be maintained until the expiry of the policies relating to such insurance and thereafter, insurance will be maintained in such amounts and covering such risks as would be prudent for companies engaged in Car Rental Businesses and owning similar properties and assets in the same geographical areas in which the DT Canada Car Rental Business is carried on and the Servicer shall cause Rental LP to be endorsed as a loss payee on such policies of insurance. Third party underwriters of such insurance shall meet the credit standard set out in Section 13.5(e).  The Servicer shall indemnify and hold Rental LP harmless against all claims, losses and expenses within the deductible amounts (including, for greater certainty, self insured amounts) under such insurance policies.

(b)
The Servicer shall (i) self insure against up to the first $2,000,000 of claims relating to third party liability and collisions, (ii) make such self insurance available to Rental LP and (iii) maintain adequate reserves in respect of such self insurance.

(c)
The Servicer shall deliver to Rental LP and the Indenture Trustee no later than December 31 of each calendar year an analysis and reconciliation of the independent actuarial analysis of automobile liability sponsored program and the reserves maintained by the General Partner of the Servicer for its obligations to self insure against up to the first $2,000,000 of claims relating to third-party liability and collisions.  Such analysis and reconciliation will be substantially in the form of Schedule B hereto, will be prepared by the firm of Towers Watson, or such other nationally recognized insurance actuarial consultants as may from time to time be approved by the Indenture Trustee and shall compare actual reserves to required reserves for auto liability based on loss and exposure data as at September 30 of the then current year.  Such analysis and reconciliation will be provided to the Servicer’s accountants in connection with the preparation of the Servicer’s annual audited financial statements, shall form part of such statements and shall be covered by such accounting firm’s audit opinion that the financial statements are fairly presented in all material respects.

(d)
The Servicer shall indemnify Rental LP in the event that an insurer denies coverage relating to a Rental LP Vehicle registered in the name of Funding LP or the General Partner of Funding LP on the basis that Rental LP has no insurable interest.

13.4	Appointment of Servicer as Attorney-in-Fact

Subject to the Transaction Documents including this Indenture, Rental LP hereby appoints each of the Servicer and the General Partner of the Servicer as Rental LP’s attorneys-in-fact, with full authority in the place and stead of and in the name of Rental LP or otherwise, from  time to time in their discretion or as required by this Indenture and the other Transaction Documents to take such actions on behalf of Rental LP as the they may deem necessary or advisable to comply with or effect the purposes of this Indenture.

13.5	Representations of Servicer

The Servicer represents and warrants that:

(a)
The Servicer has conducted and is conducting the Funding LP Business in compliance with all Applicable Laws of each jurisdiction in which any material portion the Funding LP Business is carried on and has all required licences, permits, registrations and qualifications under the laws of each such jurisdiction to carry on the Funding LP Business, except to the extent that failure to so conduct the Funding LP Business or to have such licences, permits, registrations or qualifications is not reasonably likely to have a Material Adverse Effect in respect of the Servicer or Rental LP.

(b)
The Servicer has provided to Rental LP (i) a list of all Franchisee names and locations and (ii) a list of all premises from which the Servicer carries on the Funding LP Business and the Servicer, or the General Partner of the Servicer, has a valid leasehold or fee interest in all such premises operated by the Servicer (or license in the case of premises at certain airports) and neither the Servicer, the lessor, sub-lessor or licensor of such premises, as the case may be, is in breach of any material provision of any agreement pursuant to which the Servicer occupies any such premises.

(c)
The communications and computer systems of the Servicer, or the General Partner of the Servicer, are adequate for the operation of the Funding LP Business and the performance of its obligations under the Transaction Documents, and the use thereof by the Servicer, or the General Partner of the Servicer, does not infringe the rights of any other Person.

(d)
The General Partner of the Servicer is not experiencing any strike, work stoppage, slow-down or other material interference with or impairment of the Funding LP Business by labour, and, to the Servicer's knowledge, no such strike, work stoppage, slow-down or other material interference or impairment is threatened.  The General Partner of the Servicer is not a party to or the subject of any unfair labour practice complaint and is not a party to or the subject of any prosecution, order or complaint relating to employment standards or human rights before any Governmental Authority.

(e)
The casualty loss and third party liability insurance carried by the Servicer in respect of the Rental LP Vehicles is as described in Schedule B.  Such insurance is in an amount and covers such risks as would be prudent for companies engaged in a Car Rental Business and owning similar properties and assets in the same general areas in which the Servicer or Rental LP operates. Such insurance is provided by third party underwriters whose claims paying ability or similar measure is rated not lower than (i) A (low) (or such lower rating as may be approved by the Rating Agencies) or the equivalent by as many of DBRS, S&P and Moody’s as rate it, and (ii) (x) with respect to its financial strength rating, A- by Best, if its Financial Size Category is X or higher from Best, or (y) with respect to its financial strength rating, A or higher by Best, if its Financial Size Category is IX or higher from Best; provided that the requirement to maintain such ratings shall not be applicable to GCAN Insurance Company as long as its financial strength rating is at least rated A from Best, and its Financial Size Category is VIII or higher from Best. The Servicer self insures against up to the first $2,000,000 of claims relating to third party liability and collisions, has made such self insurance available to Rental LP and has taken adequate reserves in respect of such self insurance.

(f)
The General Partner of the Servicer has provided a true and complete copy to the Indenture Trustee of the forms of Vehicle Rental Agreement used by the General Partner of the Servicer as of the date hereof.

(g)
The Franchise Licence Agreements listed on Schedule C represent all of the Franchise Licence Agreements that the General Partner of the Servicer has entered into.  The General Partner of the Servicer has provided to the Indenture Trustee true and complete copies of the two forms (namely; non-risk and risk vehicles) of each of Franchise Vehicle Lease Agreement and the four forms of Franchise License Agreements (namely; the pre-1991 license agreement, the post-1991 license agreement, the area license agreement and the DTG Canada Corp License Agreement Vehicle Rental) (collectively, in this Section 13.5(g), the “Master License Agreements”).  Each of the Franchise Vehicle Lease Agreements has been entered into in form and substance identical to one of the forms of Franchise Vehicle Lease Agreements. Each of the Franchise License Agreements has been entered into in form and substance identical to one of the Master License Agreements.  Each of the Franchise Licence Agreements is in full force and effect, and neither the General Partner of the Servicer nor, to the best of the Servicer’s knowledge (after due enquiry), any of the Franchisees, is (or with the giving of notice or lapse of time or both, would be) in breach in any material respect of any condition, representation, warranty or covenant contained therein other than, in the case of breaches by the Franchisees, as has been disclosed to Indenture Trustee in writing.  Rental LP is a “Lender” as defined in each of the Franchise Vehicle Lease Agreements.

13.6	Servicer Termination Event

The occurrence of any one or more of the following events shall constitute a “Servicer Termination Event” under this Indenture:

(a)	the occurrence of an Event of Default;

(b)
the Servicer making any unauthorized payment from the Master Rental Account, the Master Vehicle Account, the VAT Account or any Series Account and failing to restore such payment within two Business Days of becoming aware of it;

(c)
the failure by the Servicer to observe any other covenant made herein or in any other Transaction Document on the part of the Servicer which failure is reasonably likely to have a Material Adverse Effect in respect of the Servicer, provided that if such breach of covenant is capable of being remedied, it shall not constitute a Servicer Termination Event unless it remains unremedied for five Business Days after receipt of written notice from the Indenture Trustee or any Noteholder;

(d)
the inaccuracy when made of a representation or warranty of the Servicer herein or in any other Transaction Document which inaccuracy is reasonably likely to have a Material Adverse Effect in respect of the Servicer, provided that if such inaccuracy is capable of being remedied, then it shall not constitute a Servicer Termination Event unless it remains unremedied for five Business Days after receipt of written notice from the Indenture Trustee or any Noteholder;

(e)	the occurrence of an Insolvency Event with respect to the Servicer or the General Partner of the Servicer;

(f)
the General Partner of the Servicer failing to pay when due any obligation (the “underlying obligation”) for a sum certain in excess of $2,000,000 and such failure continuing for three Business Days after (i) written notice to the Servicer from the party to whom the underlying obligation is owed if there is no grace period applicable to the underlying obligation or (ii) the expiry of any grace period applicable to the underlying obligation.

13.7	Rights and Remedies upon Servicer Termination Event

(a)
Notice of Termination.  If a Servicer Termination Event has occurred and is continuing, either the Indenture Trustee or the Majority Holders of all Senior Notes then Outstanding hereunder (treated as one Class) by notice in writing to the Partnerships and the Servicer, may provide a notice (a “Termination Notice”) terminating all rights and obligations of the Servicer hereunder, with effect from and after the applicable termination date specified in such Termination Notice.

(b)
Continued Performance.  On and after the receipt by the Servicer of a Termination Notice pursuant to Section 13.7(a), the Servicer shall continue to perform all servicing functions under this Indenture until the date specified in the Termination Notice or such other date as may be mutually agreed upon by the Servicer and the Indenture Trustee, subject to the satisfaction of the Rating Agency Condition in respect of each Outstanding Series and Class of Notes.

13.8	Designation of a Replacement Servicer

(a)
Conditions to Appointment.  Upon delivery of a Termination Notice by the Indenture Trustee or the Majority Holders under Section 13.7(a) the Indenture Trustee will, upon notice to the Servicer designate as the Replacement Servicer, any Person selected by the Indenture Trustee who meets industry-wide standards to carry on a Car Rental Business or to administer and liquidate Rental LP's assets, to succeed the Servicer or any previously appointed Replacement Servicer, provided that in each case any such Person so designated shall agree to assume and perform the duties of the Servicer provided for in this Indenture and the Rating Agency Condition in respect of each Outstanding Series and Class of Notes shall have been satisfied in respect of the designation of such Person; provided further that a Replacement Servicer need not succeed to all of the duties of the Servicer hereunder if so agreed by the Indenture Trustee or the Majority Holders of all Senior Notes then Outstanding and the Rating Agency Condition for each Outstanding Series and Class of Notes has been satisfied.

(b)
Transfer of Servicing.  Upon the designation of a Replacement Servicer, if any, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner in which the Indenture Trustee will determine will facilitate the transition of the performance of such activities to the Replacement Servicer and the Servicer shall co-operate with and assist such new servicer.  Such co-operation shall include (i) access to and transfer of all files and records, and (ii) the transfer or paying over of any Rental LP money, each as may be in the possession or control of the predecessor, to the Replacement Servicer.

13.9	Replacement Servicer Fee

A Replacement Servicer appointed pursuant to Section 13.8 shall be entitled to a reasonable fee for services rendered, such fee to be settled by Rental LP with the Replacement Servicer, and to be payable in respect of each Settlement Period in arrears.

13.10	Power of Attorney

Funding LP hereby irrevocably grants, constitutes and appoints each of Rental LP and the Indenture Trustee to be its true and lawful attorney (with full power of substitution), on its behalf and in its name, and with full power and authority to do all or any of the following acts, matters and things after the occurrence of a Servicer Termination Event, to execute and deliver in the name of Funding LP all such deeds, documents and other instruments that the attorney considers necessary or expedient to (a) transfer the registered ownership of any Rental LP Vehicles the ownership or ownership permit of which is registered in the name of Funding LP into the name of Rental LP or its General Partner or as Rental LP or the Indenture Trustee may otherwise direct; (b) to ask, demand, collect, sue for, recover, receive and give acquittances and receipts for monies due or to become due in respect of the Rental LP Vehicles; (c) to receive, endorse and collect any cheques, drafts or other instruments, documents or chattel paper in connection with monies due and to become due in respect of the Rental LP Vehicles; and (d) to file any claims to take any action or institute any proceedings that Rental LP or the Indenture Trustee may deem to be necessary or desirable for the collection of any monies due or to become due in respect of the Rental LP Vehicles.  The power of attorney granted hereby shall be expressly coupled with an interest in favour of Rental LP.  The power of attorney and other rights and privileges granted hereby shall survive any dissolution, liquidation or winding-up of Funding LP or any partner of Funding LP.

ARTICLE 14
NOTEHOLDERS’ MEETINGS, LISTS, REPORTS BY
INDENTURE TRUSTEE, AND FUNDING LP

14.1	Funding LP To Furnish Indenture Trustee Names and Addresses of Noteholders

Funding LP shall furnish or cause to be furnished to the Indenture Trustee:

(a)
not more than fifteen (15) days after each Record Date in respect of a Series or Class, in such form as the Indenture Trustee may reasonably require, a list of the names and addresses of the Noteholders of such Series or Classes as of such date, and

(b)
at such other times as the Indenture Trustee may request in writing, within thirty (30) days after the receipt by Funding LP of any such request, a list of similar form and content as of a date not more than fifteen (15) days before the time such list is furnished;

provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

14.2	Preservation of Information; Communications to Noteholders

The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 14.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 14.1 upon receipt of a new list so furnished.

14.3	Meetings of Noteholders

(a)
The Indenture Trustee may call a meeting of the Noteholders of a Series or Class or of all Notes at any time. The Indenture Trustee shall call a meeting upon written request of Funding LP or the Holders of at least 10% in aggregate Outstanding Principal Amount of the Outstanding Notes of such Series or Class or of all Outstanding Notes, as applicable. In any case, a meeting shall be called after notice is given to the Noteholders pursuant to Section 1.6.

(b)
Except for any consent that must be given by the Holders of each Outstanding Note affected, any resolution presented at any meeting at which a quorum is present may be adopted by the affirmative vote of the Majority Holders of Senior Notes of that Series or Class or of all Outstanding Senior Notes, as the case may be. However, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of not less than a specified percentage in aggregate Outstanding Principal Amount of Outstanding Senior Notes of a Series or Class or all Outstanding Senior Notes may be adopted at any meeting at which a quorum is present only by the affirmative vote of the Holders of not less than the specified percentage in aggregate Outstanding Principal Amount of the Outstanding Senior Notes of that Series or Class or all Outstanding Senior Notes, as the case may be. Any resolution passed or decision taken at any meeting of Noteholders duly held in accordance with this Indenture shall be binding on all Noteholders of the affected Series or Class or of all Outstanding Notes, as applicable.

(c)
The quorum at any meeting shall be persons holding or representing the Majority Holders of the Senior Notes of a Series or Class or all Outstanding Senior Notes, as the case may be; provided, however, that if any action is to be taken at that meeting concerning an Action that may be given by the Holders of not less than a specified percentage in aggregate Outstanding Principal Amount of the Outstanding Senior Notes of a Series or Class or all Senior Notes, as applicable, the persons holding or representing such specified percentage in aggregate Outstanding Principal Amount of the Outstanding Senior Notes of such Series or Class or all Outstanding Senior Notes shall constitute a quorum.

(d)	The ownership of Notes shall be proved by the Note Register.

(e)	Funding LP may make reasonable rules for other matters relating to action by or a meeting of Noteholders not otherwise covered by this Section.

(f)	Notes held by Funding LP, the Servicer or any of their Affiliates may not be deemed Outstanding for purposes of voting or calculating quorum at any meeting of Noteholders.

14.4	Reports by Partnership to the Securities Regulatory Authorities

Funding LP shall:

(a)
file with the Indenture Trustee, within fifteen (15) days after Funding LP is required to file the same with the Securities Regulatory Authorities, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities Regulatory Authorities may from time to time by rules and regulations prescribe) which Funding LP may be required to file with the Securities Regulatory Authorities pursuant to the Securities Legislation;

(b)
file with the Indenture Trustee and the Securities Regulatory Authorities, in accordance with rules and regulations prescribed from time to time by the Securities Regulatory Authorities, such additional information, documents and reports with respect to compliance by Funding LP with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)
transmit by mail to all Noteholders, as their names and addresses appear in the Note Register, within thirty (30) days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by Funding LP pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Securities Regulatory Authorities.

14.5	Reports by Indenture Trustee

The Indenture Trustee shall report to Funding LP and Rental LP with respect to the amount on deposit in the Partnership Accounts, and the identity of the investments included therein, as Funding LP or Rental LP may from time to time reasonably request in writing which, absent the occurrence of an Event of Default hereunder, shall not occur more often than monthly.

ARTICLE 15
INDENTURE SUPPLEMENTS

15.1	Supplemental Indentures Without Consent of Noteholders

(a)
Without the consent of the Holders of any Notes, Funding LP and the Indenture Trustee, at any time and from time to time, upon delivery by Funding LP to the Indenture Trustee of a Funding LP Certificate to the effect that Funding LP reasonably believes that such amendment will not, and is not reasonably expected to, result in the occurrence of an Early Amortization Event or Event of Default and is not reasonably likely to have a Material Adverse Effect in respect of Funding LP, may, amend this Indenture or any Indenture Supplement or enter into one or more supplemental indentures hereto or thereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)
to add to the covenants of Funding LP, or to surrender any right or power herein conferred upon Funding LP for the benefit of the Holders of the Notes of any or all Series or Classes (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Series or Classes of Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Series or Classes); or

(ii)
to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or

(iii)
to establish any form of Note, as provided in Article 2, and, subject to Section 3.10, to provide for the issuance of any Series or Class of Notes as provided in Article 3 and to set forth the terms thereof, and/or to add to the rights of the Holders of the Notes of any Series or Class; or

(iv)	to evidence and provide for the acceptance of appointment of a successor Indenture Trustee hereunder; or

(v)	to provide for the addition of Collateral;

provided that the Rating Agencies shall be provided with prompt written notice of any such amendments to this Indenture or any Indenture Supplement or the entering into by Funding LP and the Indenture Trustee of one or more supplemental indentures hereto or thereto.

(b)
This Indenture or any Indenture Supplement may be amended at the request of Funding LP without the consent of the Indenture Trustee or any of the Noteholders, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or any Indenture Supplement (which provisions do not affect the rights, duties, privileges or immunities of the Indenture Trustee) or of modifying in any manner the rights of the Holders of the Notes under this Indenture or any Indenture Supplement or in any other manner; provided, however, that no such amendment or supplemental indenture shall effect any of the changes referred to in clause (a) through (h) of Section 15.2, and (i) Funding LP shall deliver to the Indenture Trustee a Funding LP Certificate to the effect that Funding LP reasonably believes that such amendment shall not result in the occurrence of an Early Amortization Event and is not reasonably likely to have a Material Adverse Effect in respect of Funding LP; and (ii) the Rating Agency Condition in respect of each Outstanding Series and Class of Notes has been satisfied with respect to such amendment.  Indenture Supplements providing for the issuance of a new Series or Class of Notes or amending an Indenture Supplement with respect to a Series or Class of Notes can only amend this Indenture as it relates to such Series or Class and may not adversely affect the rights and benefits of other Series or Classes (including as it relates to the Collateral) unless such other Series or Classes approve such Indenture Supplement.

15.2	Supplemental Indentures with Consent of Noteholders

With not less than ten (10) Business Days prior written notice to each applicable Rating Agency and the consent of not less than 66⅔% in Outstanding Principal Amount of the Senior Notes of each Class or Classes affected by such amendment of this Indenture or any Indenture Supplement or any supplemental indenture hereto or thereto by Act of said Holders delivered to Funding LP and the Indenture Trustee, Funding LP and the Indenture Trustee, may enter into an amendment of this Indenture or such Indenture Supplement for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or any Indenture Supplement or of modifying in any manner the rights of the Holders of the Notes of each such Series or Class under this Indenture or any Indenture Supplement or in any other manner; provided, however, that no such amendment or supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)	change the Interest Payment Date on any Note, or change a Scheduled Final Payment Date or Series Final Maturity Date of any Note;

(b)	reduce the Outstanding Principal Amount of, or the interest rate on any Note, or change the method of computing the Outstanding Principal Amount in a manner that is adverse to the Holder of any Note;

(c)	impair the right to institute suit for the enforcement of any payment on any Note;

(d)
reduce the percentage in Outstanding Principal Amount of the Outstanding Notes of any Series or Class, the consent of whose Holders is required for any such Indenture Supplement, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture or any Indenture Supplement or of defaults hereunder and their consequences, provided for in this Indenture;

(e)
modify any of the provisions of this Section, except to increase any percentage of Holders required to consent to any such amendment or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(f)	permit the creation of any Lien or other encumbrance on the Collateral that is senior to the Security Interests in favour of the Indenture Trustee;

(g)	change any Place of Payment where any principal of, or interest on, any Note is payable, unless otherwise provided in the applicable Indenture Supplement; or

(h)	change the method of computing the amount of principal of, or interest on, any Note on any date.

An amendment of this Indenture or any Indenture Supplement which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series or Class of Notes, or which modifies the rights of the Holders of Notes of such Series or Class with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other Series or Class.  It will not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed amendment or supplemental indenture, but it will be sufficient if such Act shall approve the substance thereof.

15.3	Execution of Indenture Supplements

In executing or accepting the additional trusts created by any amendment of this Indenture or Indenture Supplement or any supplemental indenture hereto or thereto permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 12.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Indenture Trustee may, but shall not (except to the extent required in the case of an amendment or supplemental indenture entered into under Section 15.1(a)(iv)) be obligated to, enter into any such amendment or supplemental indenture which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

15.4	Effect of Indenture Supplements

Upon the execution of any amendment of this Indenture or Indenture Supplement or any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith with respect to each Series or Class of Notes affected thereby, or all Notes, as the case may be, and such amendment or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

15.5	Reference in Notes to Indenture Supplements

Notes authenticated and delivered after the execution of any amendment of this Indenture or Indenture Supplement or any supplemental indenture pursuant to this Article may, and shall, if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment or supplemental indenture.  If Funding LP shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and Funding LP, to any such amendment or supplemental indenture may be prepared and executed by Funding LP and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE 16
MISCELLANEOUS

16.1	No Petition

The Indenture Trustee in its individual capacity, each Hedge Counterparty and each Noteholder, agrees (in the case of Hedge Counterparties and Noteholders by accepting the benefit of the security hereunder) that it shall not at any time institute against Funding LP or Rental LP, or join in any institution against Funding LP or Rental LP of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Canadian federal or provincial bankruptcy, insolvency or similar law in connection with any obligations relating to the Notes, this Indenture or any Indenture Supplement.

16.2	Waiver of Trial

The parties hereto hereby waive any right they may have to require a trial by jury of any proceeding commenced in connection herewith.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

TCL FUNDING LIMITED PARTNERSHIP, by its general partner, DOLLAR THRIFTY AUTOMOTIVE GROUP CANADA INC.
By:
Name:
Title:

DTGC CAR RENTAL LIMITED PARTNERSHIP, by its general partner, 2232560 ONTARIO INC.
By:
Name:
Title:

BNY TRUST COMPANY OF CANADA, in its capacity as Indenture Trustee and not in its individual capacity
By:
Name:
Title:

SCHEDULE A

LITIGATION

Funding LP

Nil.

Rental LP

Nil.

SCHEDULE B

INSURANCE

SCHEDULE C

LIST OF FRANCHISE LICENCE AGREEMENTS

Licensee #	City	Company Name
602904-000	Markham (Unionville)	1127086 Ontario Inc.
600004-000	Mississauga - East	1258729 Ontario Inc.
600004-001	Meadowvale (formerly Mississauga - Delta Meadowvale Hotel)	1258729 Ontario Inc.
604301-000	Toronto - Bay & Bloor	1641602 Ontario Ltd.
604301-001	Toronto - Carlton & Jarvis	1641602 Ontario Ltd.
600704-000	Richmond Hill	1294947 Ontario Inc.
603204-000	Newmarket	1497101 Ontario Ltd.
605501-000	Hamilton - Main Street (formerly Catharine St)	2064973 Ontario Inc.
605501-001	Hamilton - Parkdale Ave	2064973 Ontario Inc.
605501-002	Oakville	2064973 Ontario Inc.
605501-003	Burlington	2064973 Ontario Inc.
600160-000	North York - West	2097740 Ontario Inc.
610000-000	Vaughan (Woodbridge)	2155464 Ontario Inc.
623702-000	Chambly	2642-1396 Quebec Inc.
560109-000	Winnipeg - Marion Street	5998922 Manitoba Ltd (Eastside)
560109-001	Winnipeg - Inkster Blvd	5998922 Manitoba Ltd (Eastside)
560109-002	Winnipeg - Sargent Ave	5998922 Manitoba Ltd (Eastside)
600905-000	Scarborough - North	933058 Ontario Inc.
623801-000	Chandler	Autos A Louer (Pabos) Inc.
623801-001	Bonaventure Airport	Autos A Louer (Pabos) Inc.
590402-000	New Glasgow	Bob Allen Auto Sales Limited
541801-000	Fairview	Campbell Chrysler Ltd.
624601-001	Boucherville	Chaput Autos Location Ltee
624601-000	Varennes	Chaput Autos Location Ltee
540401-000	Taber, AB	Universal Auto Inc.
608602-000	Walkerton	Cunningham Motors Ltd. (o/a Toyota Dealership)
608602-001	Goderich, Ontario	Cunningham Motors Ltd. (o/a Toyota Dealership)
627001-000	Sorel-Tracy	Deux Rives Plymouth Chrysler Inc
631109-001	Regina - Rochdale Blvd	DRAC Systems Corporation
631109-002	Regina Inn	DRAC Systems Corporation
631109-000	Regina Airport	DRAC Systems Corporation
631008-001	Saskatoon - Downtown	DRAC Systems Corporation
631008-000	Saskatoon Airport	DRAC Systems Corporation
570902-000	St Stephen	Dunlap Automotive Group Ltd.
623510-000	Dolbeau-Mistassini	Garage Rousseau et Fils Ltee
551003-000	Smithers Airport	Giddings Holdings Ltd.
624301-000	Havre St-Pierre Airport	Locations D'Autos FJA Enr
624301-002	Natashquan Airport	Locations D'Autos FJA Enr

623902-000	Dollard Des Ormeaux	Locations Goldencar Inc.
580205-011	Marystown (formerly Burin)	Marathon Car Company Incorporated
580205-009	Deer Lake (In-Terminal)	Marathon Car Company Incorporated
580205-008	Gander - downtown	Marathon Car Company Incorporated
580205-007	Gander Airport	Marathon Car Company Incorporated
580205-001	St. John's - East	Marathon Car Company Incorporated
580205-000	St. John's Airport	Marathon Car Company Incorporated
606110-002	London - Hyde Park Rd (formerly Wonderland Road)	MGH Holdings Ltd.
606110-000	London - York Street	MGH Holdings Ltd.
606110-006	Waterloo	MGH Holdings Ltd.
543001-000	Edmonton Kingsway (formerly Edmonton North)	Prihar Rental, Sales & Leasing Ltd
543001-001	Edmonton - West End (Mayfield Inn)	Prihar Rental, Sales & Leasing Ltd
543001-002	Edmonton - South East (Millwoods Suzuki)	Prihar Rental, Sales & Leasing Ltd
543001-003	Edmonton - Downtown	Prihar Rental, Sales & Leasing Ltd
543001-004	Edmonton - Gateway	Prihar Rental, Sales & Leasing Ltd
543001-005	Grande Prairie, AB	Prihar Rental, Sales & Leasing Ltd
543001-006	Edmonton - North West	Prihar Rental, Sales & Leasing Ltd
543001-007	Nisku, AB	Prihar Rental, Sales & Leasing Ltd
961100-000	Charlottetown	Reidco Ltd.
570701-000	Sackville	Rod Allen Co. Ltd.
601503-000	Scarborough - West (Dollar)	Sothy Enterprises Inc.
606902-000	Owen Sound	Sound Automotive Ltd.
552201-000	Revelstoke	Sterling U Drives Ltd.
621401-000	Sudbury	Tommy's Car Wash Inc.
542500-000	Vegreville	Vegreville Auto Body (1993) Ltd.